UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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MERCER INTERNATIONAL INC.
(Name of Registrant as Specified in its Charter)

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MERCER INTERNATIONAL INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2010

TO The Shareholders of Mercer International Inc.

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Mercer International Inc. (the “Company”) will be held on June 1, 2010 at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time) for the following purposes:

1.	To elect the directors for the ensuing year;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors;

3.	To approve the adoption of a 2010 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment, postponement or rescheduling thereof.

The board of directors of the Company has fixed the close of business on April 13, 2010 as the record date for the determination of shareholders entitled to vote at the meeting or any adjournment, postponement or rescheduling thereof.

For information on how to vote, please refer to the instructions on the accompanying proxy card, or review the section titled “Commonly Asked Questions and Answers” beginning on page 2 of the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jimmy S.H. Lee
Jimmy S.H. Lee
Chairman of the Board

April 16, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 1, 2010: Our proxy statement and our 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, are available at www.mercerint.com by clicking on “2010 Annual General Meeting Materials”.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE THE PROXY CARD THAT ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, OR VOTE USING THE INTERNET OR TELEPHONE, AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE THE PRESENCE OF A QUORUM. A PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PROXY STATEMENT

MERCER INTERNATIONAL INC.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by management of Mercer International Inc. of proxies for use at the annual general meeting of our shareholders (“Shareholders”) to be held at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time) on June 1, 2010 (the “Meeting”), or any adjournment, postponement or rescheduling thereof. References to “we”, “our”, “us”, the “Company” or “Mercer” in this Proxy Statement mean Mercer International Inc. and its subsidiaries unless the context clearly suggests otherwise.

If a proxy in the accompanying form (“Proxy”) is properly executed and received by us prior to the Meeting or any adjournment, postponement or rescheduling thereof, our shares of common stock, $1.00 par value (“Shares”) represented by such Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for the proposals set out in the accompanying notice of annual general meeting of Shareholders. Please see the Proxy for voting instructions.

A Proxy may be revoked at any time prior to its use by filing a written notice of revocation of proxy or a later dated Proxy with the Company’s registrar and transfer agent at BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250. A Proxy may also be revoked by submitting another Proxy with a later date over the internet, by telephone, to our registrar and transfer agent or by voting in person at the Meeting. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy.

The holders of one-third of the outstanding Shares entitled to vote at the Meeting, present in person or represented by Proxy, constitutes a quorum for the Meeting. Under applicable Washington State law, abstentions and broker non-votes will be counted for the purposes of establishing a quorum for the Meeting.

Proxies for the Meeting will be solicited by the Company primarily by mail. Proxies may also be solicited personally by our directors, officers or regular employees without additional compensation. We may reimburse banks, broker-dealers or other nominees for their reasonable expenses in forwarding the proxy materials for the Meeting to beneficial owners of Shares. The costs of this solicitation will be borne by the Company.

This Proxy Statement, accompanying Proxy and our annual report for 2009, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2009, (the “2009 Annual Report”) will be mailed to Shareholders commencing on or about April 23, 2010. Our board of directors (the “Board”) has set the close of business on April 13, 2010 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Meeting or any adjournment, postponement or rescheduling thereof.

COMMONLY ASKED QUESTIONS AND ANSWERS

Q:	Why am I receiving this Proxy Statement and Proxy?

A:	This Proxy Statement describes the proposals upon which you, as a Shareholder, will vote. It also gives you information on the proposals, as well as other information so that you can make an informed decision.

Q:	What is the Proxy?

A:	The Proxy enables you to appoint Jimmy S.H. Lee and David M. Gandossi as your representatives at the Meeting. By completing and returning the Proxy, you are authorizing Mr. Lee and Mr. Gandossi to vote your Shares at the Meeting as you have instructed them on the Proxy. This way your Shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete and return your Proxy before the date of the Meeting just in case your plans change.

Q:	Who can vote at the Meeting?

A:	Registered Shareholders who own our Shares on the Record Date may attend and vote at the Meeting. Each Share is entitled to one vote. There were 36,483,204 Shares outstanding on the Record Date. If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement. If you own your Shares through a brokerage account or nominee, you cannot vote in person at the Meeting unless you receive a Proxy from the broker or the nominee.

Q:	What am I voting on?

A:	We are asking you to: (i) vote for the election of the Company’s directors for the ensuing year; (ii) ratify the selection of PricewaterhouseCoopers LLP as our independent auditors; and (iii) approve the adoption by our board of directors of a 2010 Stock Incentive Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF EACH OF THESE PROPOSALS.

Q:	How do I vote?

A:	Registered Shareholders may vote in person at the Meeting, by mail, by phone or on the Internet.

Voting by Mail. Complete, date, sign and mail the Proxy in the enclosed postage pre-paid envelope. If you mark your voting instructions on the Proxy, your Shares will be voted as you instruct. Please see the Proxy for voting instructions.

Voting in Person. If you attend the Meeting, you may vote as instructed at the Meeting. However, if you hold your Shares in street name (that is, through a broker/dealer or other nominee), you will need to bring to the Meeting a Proxy delivered to you by such nominee reflecting your Share ownership as of the Record Date.

Voting on the Internet. Go to www.proxyvoting.com/merc and follow the instructions. You should have your Proxy in hand when you access the website.

Voting by Telephone. Call the toll-free number listed on the Proxy from any touch-tone telephone and follow the instructions. You should have your Proxy in hand when you call.

If you own your Shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available.

Q:	What does it mean if I receive more than one Proxy?

A:	It means that you hold Shares in multiple accounts. Please complete and return all Proxies to ensure that all your Shares are voted in accordance with your instructions.

Q:	What if I change my mind after returning my Proxy?

A:	If you are a registered Shareholder, you may revoke your Proxy and change your vote at any time before it is voted at the Meeting. You may do this by:

• sending a signed notice of revocation of proxy to our registrar and transfer agent at the address set out above stating that the Proxy is revoked; or

• submitting another Proxy with a later date over the internet, by telephone or to our registrar and transfer agent at the address set out above; or

• voting at the Meeting.

Your Proxy will not be revoked if you attend the Meeting but do not vote.

If you own your Shares through a broker or other nominee and wish to change your vote, you must send those instructions to your broker or nominee.

Q:	Will my Shares be voted if I do not sign and return my Proxy?

A:	If your Shares are registered in your name, they will not be voted unless you submit your Proxy or vote in person at the Meeting. If your Shares are held in street name, your broker/dealer or other nominee will not have the authority to vote your Shares unless you provide instructions.

Q:	Who will count the votes?

A:	Agents of the Company will tabulate the Proxies. Additionally, votes cast by Shareholders voting in person at the Meeting are tabulated by a person who is appointed by our management before the Meeting.

Q:	How many Shares must be present to hold the Meeting?

A:	To hold the Meeting and conduct business, at least one-third of the outstanding Shares entitled to vote at the Meeting must be present at the Meeting. This is called a quorum.

Votes are counted as present at the Meeting if a Shareholder either:

• is present and votes in person at the Meeting; or

• has properly submitted a Proxy.

Abstentions and broker non-votes (Shares held by a broker/dealer or other nominee that are not voted because the broker/dealer or other nominee does not have the authority to vote on a particular matter) will be counted for the purposes of a quorum.

Q:	How many votes are required to elect directors?

A:	The affirmative vote of a majority of the Shares voted at the Meeting is required to elect our directors. However, our corporate governance guidelines, referred to as the “Governance Guidelines”, provide that in uncontested directors’ elections any nominee for director who receives a greater number of votes “Withheld” for his or her election than votes “For” such election (a “Majority Withheld Vote”) will promptly tender his or her resignation as a director to our Governance and Nominating Committee which will, without participation of any director so tendering his or her resignation, consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director so tendering his or her resignation, will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the Shareholder vote. We will promptly issue a press release disclosing the Board’s decision and, if the Board rejects the resignation offer, its reasons for such decision. We will also promptly disclose this information in a Securities and Exchange Commission (“SEC”) filing.

Q:	How many votes are required to adopt the other proposals?

A:	The ratification of the appointment of PricewaterhouseCoopers LLP and the approval of the 2010 Stock Incentive Plan will both require the affirmative vote of a majority of the Shares represented at the Meeting and entitled to vote thereon.

Q:	What is the effect of withholding votes or “abstaining”?

A:	You can withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome (other than potentially triggering the director resignation requirements set forth in our Governance Guidelines and as described above). On other proposals, you can “Abstain”. If you abstain, your Shares will be counted as present at the Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Q:	How are votes counted?

A:	You may vote “For” or “Withhold” your vote on the proposal to elect directors. You may vote “For” or “Against” or “Abstain” on the proposal to ratify the selection of our independent auditors and on the proposal to approve the 2010 Stock Incentive Plan. If you withhold or abstain from voting on a proposal, it will have the practical effect of voting against the proposal.

If you sign and return your Proxy without voting instructions, your Shares will be counted as a “For” vote in favor of each proposal.

Q:	Could other matters be discussed at the Meeting?

A:	We do not know of any other matters to be brought before the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Meeting for consideration, the persons named in the Proxy will have the discretion to vote on those matters on your behalf.

Q:	Where and when will I be able to find the voting results?

A:	You can find the official results of voting at the Meeting in a current report on Form 8-K filed with the SEC within four business days of the Meeting.

Q:	Do you have plans to implement the new rules that allow companies to direct their shareholders to an on-line copy of the proxy materials, rather than sending them paper copies?

A:	New SEC rules now allow companies to mail their shareholders a notice that their proxy materials can be accessed over the internet, instead of sending a paper copy of the proxy statement and annual report. We have decided not to adopt this new delivery method for the Meeting. We are considering how to realize the cost savings opportunity and environmental benefits of this new rule while still maintaining a meaningful and convenient proxy process for our Shareholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

In accordance with our articles of incorporation and bylaws, as amended, our Board is authorized to fix the number of the Company’s directors at not less than three (3) and not more than thirteen (13) and has fixed the current number of directors at seven (7). Directors are elected at each annual meeting of Shareholders to hold office until the next annual meeting. The persons identified below are nominated to be elected at the Meeting for the ensuing year. All of the nominees are currently directors of the Company. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified or until there is a decrease in the number of directors. If for any unforeseen reason any of the nominees for director declines or is unable to serve, Proxies will be voted for the election of such other person or persons as shall be designated by the directors. Proxies received which do not specify a choice for the election of the nominees will be voted “FOR” each of the nominees.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Our Governance and Nominating Committee believes that the current members of the Board represent a desirable mix of backgrounds, skills and experiences. Additionally, the Governance and Nominating Committee believes that the specific leadership skills and other experiences of its Board members described below, particularly in the areas of financial accounting/reporting, auditing, banking, finance and natural resources, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Nominees for Election as Directors

Jimmy S.H. Lee, age 53, has been a director since May 1985 and President and Chief Executive Officer since 1992. Previously, during the period that MFC Bancorp Ltd. was our affiliate, he served as a director from 1986 and President from 1988 to December 1996 when it was spun out. Mr. Lee was also a director of Quinsam Capital Corp. from March 2004 to November 2007 and Fortress Paper Ltd. from August 2006 to April 2008. During Mr. Lee’s tenure with Mercer, we acquired our Rosenthal mill and converted it to the production of kraft pulp, constructed and commenced operations at our Stendal mill and acquired our Celgar mill.

Due to a variety of professional and other experiences, Mr. Lee possess particular knowledge and experience in a variety of areas, including finance and banking, credit markets, derivative risk management, and international pulp markets. Additionally, as our Chief Executive Officer since 1992, Mr. Lee has guided the Company’s operations and development for the last 18 years.

Kenneth A. Shields, age 61, has been a director since August 2003. Mr. Shields is the Chairman and Chief Executive Officer of Conifex Inc., a private Canadian company operating in the forestry and sawmilling sector. Mr. Shields currently serves as a member of the board of directors of Raymond James Financial, Inc. and retired as Chief Executive Officer of its Canadian subsidiary, Raymond James Ltd., in February 2006. Mr. Shields has served as past Chairman of the Investment Dealers Association of Canada and Pacifica Papers Inc., and is a former director of each of Slocan Forest Products Ltd., TimberWest Forest Corp. and the Investment Dealers Association of Canada.

Through his tenure as Chief Executive Officer of Raymond James Ltd., Mr. Shields has accumulated extensive executive experience in banking and finance, including corporate finance and investment banking. Mr. Shield’s current tenure as chief executive officer of Conifex also provides him with significant executive experience in the forestry and sawmilling sector. He also has a strong regulatory background as the former Chair of the Investment Dealers Association of Canada, and substantial outside board experience, particularly in the forestry sector.

William D. McCartney, age 54, has been a director since January 2003. Mr. McCartney has been President and Chief Executive Officer of Pemcorp Management Inc., a business consulting services firm primarily engaged in corporate finance and management consulting services, since 1990. Mr. McCartney is also currently Chief Executive Officer of Terrace Resources and a director of Sunward Resources Ltd., Petra Petroleum and New World Resources, all currently listed on the TSX Venture Exchange. Mr. McCartney was also a former director of Woodbridge Energy, Exeter Resource Corp., Southwestern Resources Corp., Bowram Energy, Newstrike Capital and Aurora Platinum. Mr. McCartney is a member of the Canadian Institute of Chartered Accountants and was the founding partner of Davidson & Company Chartered Accountants.

As a Chartered Accountant, Mr. McCartney brings substantial knowledge relating to the financial accounting and auditing processes. He also has executive experience as the current Chief Executive Officer of Pemcorp Management Inc., as well as significant outside board experience, particularly in the natural resource sector. Mr. McCartney has also been involved with numerous capital restructuring events involving several public companies.

Graeme A. Witts, age 71, has been a director since January 2003. Mr. Witts organized Sanne Trust Company Limited, a trust company located in the Channel Islands, in 1988 and was managing director from 1988 to 2000, when he retired. He is a director and was formerly the Chairman of Azure Property Group, SA, a European hotel group. Mr. Witts is also a fellow of the Institute of Chartered Accountants of England and Wales and has previous executive experience with the Procter & Gamble Company, as well as with Clarks shoes. Mr. Witts also has experience in government auditing.

Mr. Witts brings to the Board extensive experience in government auditing, as well as international executive experience from his tenures with Protector and Gamble and Clark shoes. Additionally, as a fellow of the Institute of Chartered Accountants of England and Wales, Mr. Witts brings a significant financial accounting knowledge from a global perspective.

Guy W. Adams, age 59, has been a director since August 2003. Mr. Adams is the managing member of GWA Advisors, LLC, GWA Investments, LLC and GWA Capital Partners, LLC, where he has served since 2002. GWA

Investments is an investment fund investing in publicly traded securities managed by GWA Capital Partners, LLC, a registered investment advisor. Prior to 2002, Mr. Adams was the President of GWA Capital, which he founded in 1996 to invest his own capital in public and private equity transactions, and a business consultant to entities seeking refinancing or recapitalization. Mr. Adams was a director of Vitesse Semiconductor Corp. from October 2007 to October 2009 and a director of Exar Corporation from October 2005 to September 2007.

Mr. Adams brings to the Board extensive finance and investment experience, including both private and public equity transactions. He has also been involved in numerous refinancing and recapitalization transactions and has accumulated significant corporate governance experience after having previously served on the boards of three publicly traded companies. Mr. Adams has often been a speaker at conferences on matters of corporate governance. Additionally, prior to his current position as an investment manager, Mr. Adams spent eight years as an international operations manager in the oil industry.

Eric Lauritzen, age 72, has been a director since June 2004. Mr. Lauritzen was President and Chief Executive Officer of Harmac Pacific, Inc., a North American producer of softwood kraft pulp previously listed on the Toronto Stock Exchange and acquired by Pope & Talbot Inc. in 1998, from May 1994 to July 1998, when he retired. Mr. Lauritzen was Vice President, Pulp and Paper Marketing of MacMillan Bloedel Limited, a North American pulp and paper company previously listed on the Toronto Stock Exchange and acquired by Weyerhaeuser Company Limited in 1999, from July 1981 to April 1994.

As the former President and Chief Executive Officer of Harmac Pacific, Inc., and as the former Vice President of Pulp and Paper Marketing for MacMillan Bloedel Limited, Mr. Lauritzen has accumulated extensive executive, production and marketing experience in the pulp and paper industry, particularly in the softwood kraft pulp sector.

George Malpass, age 70, has been a director since November 2006. Mr. Malpass was formerly the Chief Executive Officer and a director of Primex Forest Products Ltd. and is also a former director of both International Forest Products Ltd. and Riverside Forest Products Ltd.

Through his tenure as Chief Executive Officer and director of Primex Forest Products Ltd., Mr. Malpass brings leadership and executive experience in the forestry sector. He also has significant outside director experience in the forestry sector as a former director of both International Forest Products Ltd. and Riverside Forest Products Ltd. and as the former Chairman of the Council of Forest Industries of British Columbia.

Majority Withheld Policy in Uncontested Director Elections

In order to provide Shareholders with a meaningful role in the outcome of director elections, our Board has adopted a provision on voting for directors in uncontested elections as part of our Governance Guidelines. In general, this provision provides that any nominee in an uncontested election who receives more votes “Withheld” for his or her election than votes “For” his or her election must promptly tender an offer of resignation following certification of the Shareholder vote to our Governance and Nominating Committee which will, without the participation of any director so tendering his or her resignation, consider the resignation and recommend to the Board whether to accept the resignation offer. The Board, without the participation of any director so tendering his or her resignation, will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the Shareholder vote. Any such tendered resignation will be evaluated in the best overall interests of the Company and its Shareholders. Our Board’s decision will be disclosed in a Form 8-K furnished by the Company to the SEC within four business days of the decision. If our Board decides to turn down the tendered resignation, or to pursue any additional action (as described above or otherwise), then the Form 8-K will disclose the Board’s reasons for doing so. If each member of the Governance and Nominating Committee receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will act as a committee to consider the resignation offers and recommend to the Board whether to accept them. Any director who offers to resign pursuant to this provision will not participate in any actions by either the Governance and Nominating Committee or the Board with respect to accepting or turning down his or her own resignation offer. The complete terms of this provision are included in our Governance Guidelines which can be found at the “Governance” link on our website at www.mercerint.com.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines

Our Governance Guidelines are intended to provide a set of guidelines to assist the Board in ensuring that the Company adheres to proper standards of good governance, and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements and evolving best practices. Our Governance Guidelines are available on our website at www.mercerint.com under “Governance”.

Board Meetings and Attendance

Our Governance Guidelines provide for: (i) the duties and responsibilities of the Board, its committees and the officers of the Company; and (ii) practices with respect to the holding of regular quarterly and strategic meetings of the Board including separate meetings of non-employee directors.

Each current member of the Board attended at least 75% of all meetings of our Board and of the committees of the Board on which they served in 2009. Although we do not have a formal policy with respect to attendance of directors at our annual meetings, all directors are encouraged and expected to attend such meetings if possible. All of our directors attended the annual meeting held in June 2009.

Current committee membership and the number of meetings of our full Board and committees held in 2009 are shown in the table below:

Compensation
			and Human	Governance and	Environmental,
		Audit	Resources	Nominating	Health and Safety
	Board	Committee	Committee	Committee	Committee

Jimmy S.H. Lee	Member				Member
Kenneth A. Shields	Lead Director			Chair
William D. McCartney	Member	Chair		Member
Guy W. Adams	Member		Member
Eric Lauritzen	Member	Member	Chair		Chair
Graeme A. Witts	Member	Member		Member
George Malpass	Member		Member		Member
Number of 2009 Meetings	14	5	4	4	4

Our committee meetings are open to all directors, who often voluntarily attend all Board committee meetings.

Director Independence

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors be independent. Based upon the NASDAQ rules, our Board has determined that each current member other than our Chief Executive Officer, Mr. Lee, is independent.

Executive Sessions and Lead Director

Executive sessions of non-employee directors without the presence of management are held regularly, generally before Board meetings, to review, among other things, the criteria upon which the performance of senior officers is based, the Company’s governance practices, the reports of our independent registered chartered accountants and any other relevant matters. The lead director of our Board (the “Lead Director”), with input from our other non-employee directors, develops the agenda for and presides over these meetings. Meetings are also held formally and informally from time to time with our Chief Executive Officer for general discussions of relevant subjects. All of our non-employee directors are independent under applicable laws and regulations and the listing standards of NASDAQ. In 2009, the independent Board members met 5 times.

Mr. Shields, the Chair of our Governance and Nominating Committee, currently serves as Lead Director.

Board Leadership Structure

The Governance and Nominating Committee, which is made up entirely of independent directors, is responsible for the continuing review of the governance structure of the Board, and for recommending to the Board governance structures and practices best suited to the Company’s particular situation. The Governance and Nominating Committee determines what leadership structure it deems appropriate, based on factors such as experience of the applicable individuals and the current business environment.

Currently, the Governance and Nominating Committee has determined that having our President and Chief Executive Officer also serve as Chairman of the Board is in the best interests of shareholders. Given the current regulatory and market environment, both the Governance and Nominating Committee and the Board as a whole believe that having one leader serving as both Chairman and Chief Executive Officer provides the most decisive and effective leadership. Additionally, since Mr. Lee has served as our Chief Executive Officer for the past 18 years and was instrumental in the Company’s development, the Board believes that this current leadership structure is optimal for the Company because it provides the Company with strong, consistent leadership.

In considering its leadership structure, the Board has taken a number of factors into account. In particular, the Governance and Nominating Committee has sought to ensure that independent backgrounds and opinions dominate both the Board and the Board’s committees. Consequently, the Board, which consists of a substantial majority of independent directors who are highly qualified and experienced, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the chairs of our Board committees are independent directors, and the Audit Committee, Compensation and Human Resources Committee and Governance and Nominating Committee are composed entirely of independent directors. Further, as described above, our independent directors also meet separately to discuss a variety of matters affecting the Company.

As specified in our Governance Guidelines, the Board has also designated one of its independent members as Lead Director. The role of the Lead Director is to provide leadership to non-employee directors on the Board and to ensure that the Board can operate independently of management and that directors have an independent leadership contact. Specifically, the Lead Director, who also serves as deputy chairman of the Board, has significant responsibilities, including:

•	ensuring that the Board has adequate resources to support its decision-making process and is appropriately approving strategy and supervising management;

•	establishing procedures to govern the Board’s work;

•	developing agendas and timetables for Board and committee meetings;

•	annually reviewing the effectiveness of the Board and committees;

•	leading and assisting the Board in the discharge of its duties and responsibilities;

•	ensuring that independent directors have adequate opportunities to meet and discuss without management present;

•	chairing meetings of the Board when the Chairman is not in attendance;

•	ensuring delegated committee functions are carried out and reported to the Board;

•	serving as a liaison between the Chief Executive Officer and the independent directors;

•	being the senior spokesman for the Board on governance matters and executive management compensation matters; and

•	ensuring that the Board receives adequate and regular updates from the Chief Executive Officer on all issues important to the welfare and future of the Company.

Most significantly, the position of Lead Director comes with a clear mandate and significant authority. While the Lead Director is elected annually, in order to provide consistency and continuity, it is generally expected that he or she will serve for more than one year. The Board appointed Kenneth Shields as its Lead Director in September 2003 and as its Deputy Chairman in 2006.

The Board believes that this leadership structure is appropriate for the Company at this time.

Committees of the Board

Our Board currently has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Environmental, Health and Safety Committee and the Governance and Nominating Committee. Each committee operates under a written charter which is part of our Governance Guidelines and available on our website at www.mercerint.com under “Governance”.

Audit Committee

The NASDAQ rules require our Audit Committee to be comprised only of independent directors. The Audit Committee currently consists of three directors and our Board has determined that all three current members meet the independence requirements of the NASDAQ rules. The current members of the Audit Committee are Messrs. McCartney, Witts and Lauritzen. Our Board has also determined that each of Messrs. McCartney and Mr. Witts qualifies as an “audit committee financial expert” as defined in applicable SEC rules and applicable NASDAQ listing standards.

Our Audit Committee oversees, on behalf of the Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. For this purpose, the primary responsibilities of our Audit Committee are to:

•	Review the financial statements to be included in our annual reports on Form 10-K and quarterly reports on Form 10-Q;

•	Meet with and review the results of the annual audit performed by the independent public accountants and the results of their review of our quarterly financial statements;

•	Recommend the selection of independent public accountants; and

•	Review and approve the terms of all related party transactions.

Our Audit Committee is also responsible for establishing and maintaining procedures for receiving, reviewing and responding to complaints regarding accounting, internal accounting controls or auditing matters.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee currently consists of three directors, all of whom our Board has determined to be independent directors under NASDAQ rules. The current members of the Compensation and Human Resources Committee are Messrs. Lauritzen, Malpass and Adams.

The primary responsibilities of our Compensation and Human Resources Committee are to:

•	Review and approve the strategy and design of the Company’s compensation, equity-based and benefits programs;

•	Analyze executive compensation data, including base salaries, annual bonuses, long-term incentives and pay, as well as executive compensation principles, strategies, trends, regulatory requirements and current programs;

•	Review and approve all compensation awarded to the Company’s executive officers;

•	Periodically review and make recommendations to our Board with respect to director compensation, including compensation for members of committees of the Board;

•	Administer the Company’s equity incentive plan, including reviewing and approving equity grants to executive officers;

•	Review annual goals and objectives of our key executive officers;

•	Review annual performance objectives and actual performance against previous year’s goals to evaluate individual performance and, in turn, compensation levels;

•	Review and approve succession plans for our key executive officers; and

•	Review individual specific training and development requirements for our key executive officers.

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of three directors, all of whom our Board has determined to be independent directors under NASDAQ rules. The current members of the Compensation and Human Resources Committee are Messrs. Shields, Witts and McCartney.

The primary responsibilities of our Governance and Nominating Committee are to:

•	Manage the corporate governance system of the Board;

•	Assist the Board in fulfilling its duties to meet applicable legal and regulatory and self-regulatory business principles and codes of best practice;

•	Assist in the creation of a corporate culture and environment of integrity and accountability;

•	In conjunction with the Lead Director, monitor the quality of the relationship between the Board and management;

•	Review management succession plans;

•	Recommend to the Board nominees for appointment to the Board;

•	Lead the Board’s annual review of the Chief Executive Officer’s performance; and

•	Set the Board’s forward meeting agenda.

Environmental, Health and Safety Committee

The Environmental, Health and Safety Committee currently consists of three directors and our Board has determined that all current members, other than Mr. Lee, are independent directors under NASDAQ rules. The current members of the Environmental, Health and Safety Committee are Messrs. Lauritzen, Malpass and Lee.

The primary responsibilities of our Environmental, Health and Safety Committee are to:

•	Review, approve and, if necessary, revise the environmental, health and safety policies and environmental compliance programs of the Company;

•	Monitor the Company’s environmental, health and safety management systems including internal and external audit results and reporting; and

•	Provide direction to management on the frequency and focus of external independent environmental, health and safety audits.

Our Director Nominations Process

Our Board is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to our Governance and Nominating Committee in consultation with our Chairman and Chief Executive Officer. The Governance and Nominating Committee will recommend to the Board a nominee to fill a vacancy on the Board and will also annually evaluate and recommend to the Board nominees for election as directors at annual meetings of Shareholders.

Our Governance and Nominating Committee believes that certain criteria should be met by director nominees to ensure effective corporate governance, support the Company’s strategies and businesses, account for individual director attributes and the effect of the overall mix of those attributes on the Board’s effectiveness, and support the successful recruitment of qualified candidates for the Board. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes and a sufficient mix of experience and related attributes to assure effective service on the Board. The personal attributes of director nominees that the Governance and Nominating Committee considers include leadership, judgment, integrity, independence and high personal and professional ethics. Nominees considered by the Governance and Nominating Committee are those that also possess a mix of experience and related attributes, including general business experience, industry knowledge, financial acumen, special business experience and expertise. While our Board has not established a formal policy regarding diversity, our Governance and Nominating Committee carefully considers diversity when selecting directors and believes that diversity of backgrounds and viewpoints is a key consideration when determining the composition of our Board.

Our Governance and Nominating Committee may seek recommendations or receive recommendations for Board candidates from various sources, including the Company’s directors, management and Shareholders. The Governance and Nominating Committee may also engage a professional search firm.

Our Governance and Nominating Committee will consider nominees recommended by Shareholders as candidates for Board membership. A Shareholder wishing to nominate a candidate for Board membership should provide written notice to the Governance and Nominating Committee in the care of the Secretary, Mercer International Inc., c/o Suite 2840, 650 West Georgia Street, Vancouver, B.C. V6B 4N8, Canada. To nominate a candidate for election to the Board at an annual meeting, the notice must be received not less than 120 days before the first anniversary of the date of the Company’s Proxy Statement released to Shareholders in connection with the annual meeting held in the prior year. The notice should contain information about both the nominee and the Shareholder making the nomination, including such information regarding each nominee required to be included in a Proxy Statement filed pursuant to SEC rules and regulations and such other information sufficient to allow the Governance and Nominating Committee to determine if the candidate meets the criteria for Board membership described above. The Governance and Nominating Committee may require that the proposed nominee furnish additional information to determine that person’s eligibility to serve as a director. All recommendations will be brought to the attention of the Governance and Nominating Committee.

Shareholder Communications with Board

Shareholders who wish to communicate with the Board (other than with respect to a complaint or concern regarding accounting, internal accounting controls or auditing matters which must be directed to the Audit Committee as described below) should send written correspondence to the Board in the care of the Secretary, Mercer International Inc., c/o Suite 2840, 650 West Georgia Street, Vancouver, B.C., V6B 4N8, Canada. The correspondence should indicate that the person sending the correspondence is a Shareholder and set out the purpose of such communication. The secretary will: (i) forward the correspondence to the director to whom it is addressed or, in the case of correspondence addressed to the Board generally, to the Lead Director; (ii) attempt to handle the inquiry directly where it is a request for information about the Company; or (iii) not forward the correspondence if it is primarily commercial in nature or if it relates to an improper topic. All such correspondence will be summarized for the Board periodically and each such correspondence will be made available to any director upon request.

Complaint Procedure

The Audit Committee has established procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential and anonymous submission by the Company’s employees and others of concerns regarding questionable accounting or auditing matters. A person wishing to notify the Company of such a complaint or concern should send a written notice thereof, marked “Private & Confidential”, to the chairman of the Audit Committee, Mercer International Inc., c/o Suite 2840, 650 West Georgia Street, Vancouver, B.C., V6B 4N8, Canada.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to our directors and all of our executive officers, including our Chief Executive Officer, Chief Financial Officer and Controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.mercerint.com under “Governance”.

Shareholding Guideline for Non-Employee Directors

Since 2006 we have had a target shareholding guideline in place for our non-employee directors. Pursuant to such guideline, each non-employee director should, within three years of becoming a director, own a minimum number of Shares which is equal in value to three times the amount of their annual cash retainer. As of the Record Date, five of our six non-employee directors, including our Lead Director, met the guideline amount.

Review and Approval of Related Party Transactions

Pursuant to the terms of its Charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between us, any of our officers, directors or shareholders who beneficially own more than 5% of our outstanding Shares, or relatives or affiliates of any such officers, directors or shareholders, to ensure that such related party transactions are fair and are in our overall best interest and that of our shareholders. In the case of transactions with employees, a portion of the review authority is delegated to supervising employees pursuant to the terms of our Code of Business Conduct and Ethics.

The Audit Committee has not adopted any specific procedures for the conduct of reviews and considers each transaction in light of the facts and circumstances. In the course of its review and approval of a transaction, the Audit Committee considers, among other factors it deems appropriate:

•	Whether the transaction is fair and reasonable to us;

•	The business reasons for the transaction;

•	Whether the transaction would impair the independence of one of our non-employee directors; and

•	Whether the transaction is material, taking into account the significance of the transaction.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Risk Oversight

Our executive officers are responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation and implementation of appropriate risk management policies and programs. Specifically, the Governance Guidelines require our management to implement appropriate procedures and systems to attempt to identify the principal risks to the Company’s business.

The Board is responsible for overseeing our executive officers in the execution of these responsibilities and for assessing the Company’s overall approach to risk management. Additionally, while oversight of our risk management process is a full Board responsibility, the responsibility for monitoring financial risks has been delegated to the Audit Committee. In accordance with the requirements of our Governance Guidelines, the Audit Committee meets periodically with management to review the Company’s major financial risk exposures and the steps our management has taken to monitor and control such exposures.

Further, the Board’s other committees, including the Compensation and Human Resources Committee, the Governance and Nominating Committee and the Environmental, Health and Safety Committee, oversee risks associated with their respective areas of responsibility. For example, the Compensation and Human Resources Committee considers the risks associated with our compensation policies and practices, while the Environmental, Health and Safety Committee considers the principal areas of environmental, health and safety risk facing the Company and whether sufficient resources have been allocated to address such risks. The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairmen to the full Board. These reports are presented at every regular Board meeting and include discussions of committee agenda topics, including matters involving risk oversight.

Succession Planning and Management Development

We engage in a succession planning process whereby our Compensation and Human Resources Committee, together with our Chief Executive Officer, reviews our executive succession planning procedures, including management development activities, annually. We strive to appoint our most senior executives from within the Company. To this end, individuals who are identified as having potential for senior executive positions are evaluated by the Compensation and Human Resources Committee. The careers of such persons are monitored to ensure that over time they have appropriate exposure to our Board and interact with the Board in various ways, including through participation in certain Board meetings and other Board-related activities and meetings with individual directors, both in connection with director visits to our mills and otherwise.

EXECUTIVE OFFICERS

The following provides certain background information about each of our executive officers other than Jimmy S. H. Lee, whose information appears above under “Nominees for Election as Directors”:

David M. Gandossi, age 52, has been Secretary, Executive Vice-President and Chief Financial Officer since August 15, 2003. Mr. Gandossi was formerly the Chief Financial Officer and Executive Vice-President of Formation Forest Products (a closely held corporation) from June 2002 to August 2003. Mr. Gandossi previously served as Chief Financial Officer, Vice-President, Finance and Secretary of Pacifica Papers Inc., a North American specialty pulp and paper manufacturing company previously listed on the Toronto Stock Exchange, from December 1999 to August 2001 and Controller and Treasurer from June 1998 to December 1999. From June 1998 to August 31, 1998, he also served as Secretary to Pacifica Papers Inc. From March 1998 to June 1998, Mr. Gandossi served as Controller, Treasurer and Secretary of MB Paper Ltd. From April 1994 to March 1998, Mr. Gandossi held the position of Controller and Treasurer with Harmac Pacific Inc., a Canadian pulp manufacturing company previously listed on the Toronto Stock Exchange. Mr. Gandossi participated in the Pulp and Paper Advisory Committee of the British Columbia Competition Council and was a member of the British Columbia Working Roundtable on Forestry. From February 2007 to present, he has chaired the B.C. Pulp and Paper Task Force, a government industry and labor effort that is mandated to identify measures to improve the competitiveness of the British Columbia pulp and paper industry. Mr. Gandossi is a member of the Institute of Chartered Accountants in Canada.

Claes-Inge Isacson, age 64, has been our Chief Operating Officer since November 2006 and is based in our Berlin office. Mr. Isacson brings over 24 years of senior level pulp and paper management to our senior management team, with a focus on kraft pulp. Mr. Isacson held the positions of President Norske Skog Europe, and then Senior Vice President Production for Norske Skogindustrier ASA between 1989 and 2004. His most recent position was President, AF Process, a consulting and engineering company working worldwide. He holds a Masters of Science, Mechanical Engineering.

Leonhard Nossol, age 52, has been our Group Controller for Europe since August 2005. He has also been a managing director of Rosenthal since 1997 and the sole managing director of Rosenthal since September 2005. Mr. Nossol had a significant involvement in the conversion of Rosenthal to the production of kraft pulp in 1999 and increases in the mill’s annual production capacity to 330,000 ADMTs, as well as the reduction in production costs at the mill.

Niklaus Grünenfelder, age 52, became the Managing Director of Stendal in January 2009. Previously, from 1989 until 2006, Mr. Grünenfelder held a variety of positions in Switzerland, China, Germany, and Pakistan with Swiss chemicals manufacturer Ciba Specialty Chemicals Holding Inc. (formerly Ciba-Geigy AG). In 2006, Huntsman Corporation, a global chemical and chemical products company, acquired the textile effects business from Ciba and Mr. Grünenfelder was the Managing Director and Head of Technical Operations at Huntsman’s Langweid am Lech site in Germany from 2006 until 2008. Mr. Grünenfelder holds a PhD in Technical Science and an MBA.

Wolfram Ridder, age 48, was appointed Vice President of Business Development in August 2005, prior to which he was a managing director of Stendal. Mr. Ridder was the principal assistant to our Chief Executive Officer from November 1995 until September 2002.

David Ure, age 43, has been our Vice President, Controller, since October 16, 2006. Mr. Ure was formerly the Controller of Catalyst Paper Corporation from 2001 to 2006 and Controller of Pacifica Papers Inc. from 2000 to 2001. He also served as U.S. Controller of Crown Packaging Ltd. in 1999 and the Chief Financial Officer and Secretary of Finlay Forest Industries Inc. from 1997 to 1998. He is on the Board of Trustees of the Pulp and Paper Industry Pension Plan and has over fifteen years experience in the forest products industry. Mr. Ure is a member of the Certified General Accountants’ Association of Canada.

David M. Cooper, age 56, has been Vice President of Sales and Marketing for Europe since June 2005. Mr. Cooper previously held a variety of senior positions around the world with Sappi Ltd., a large global forest products group, from 1982 to 2005, including the sales and marketing of various pulp and paper grades and the management of a manufacturing facility. He has more than 25 years of diversified experience in the international pulp and paper industry.

Eric X. Heine, age 46, has been Vice President of Sales and Marketing for North America and Asia since June 2005. Mr. Heine was previously Vice President Pulp and International Paper Sales and Marketing for Domtar Inc., a global pulp and paper corporation, from 1999 to 2005. He has over 18 years of experience in the pulp and paper industry, including developing strategic sales channels and market partners to build corporate brands.

Genevieve Stannus, age 40, has been our Treasurer since July 2005, prior to which she was a Senior Financial Analyst with Mercer from August 2003. Prior to joining Mercer, Ms. Stannus held Senior Treasury Analyst positions with Catalyst Paper Corporation and Pacifica Papers Inc. She has over ten years experience in the forest products industry. Ms. Stannus is a member of the Certified General Accountants’ Association of Canada.

Brian Merwin, age 35, has been our Vice President of Strategic Initiatives since February 2009, prior to which he was our Director of Strategic and Business Initiatives since August 2007 and Business Analyst since May 2005. Brian has an MBA from the Richard Ivey School of Business at the University of Western Ontario.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 36,483,204 Shares issued and outstanding on the Record Date. Each Share is entitled to one vote on each matter at the Meeting.

Share Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Shares as of April 15, 2010 by each Shareholder known by us to own more than five percent (5%) of our outstanding Shares other than as set forth under “Share Ownership of Directors and Executive Officers” below. Such information is based solely upon statements made in filings with the SEC or other information we believe to be reliable.

	Number of		Percent of
Name and Address of Owner	Shares Owned		Outstanding Shares

Peter R. Kellogg(1)	12,283,344	(2)	21.7	%(9)
120 Broadway, 6th Floor
New York, NY 10271
Platinum Investment Management Ltd.(3)	6,045,847		16.6	%(8)
Level 4, 55 Harrington Street
Sydney, NSW 2000, Australia
Harbinger Capital Partners Master Fund I, Ltd.(4)	4,201,527	(4)	7.4	%(9)
International Fund Services (Ireland) Limited
Cayman Islands
Third Floor, Bishops Square
Redmonds Hill
Dublin, Ireland
Bank of America Corporation(5)	2,756,401		7.6	%(8)
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, NC 28255
Pine River Capital Management L.P.(6)	1,969,697		5.4	%(8)
601 Carlson Parkway, Suite 330
Minnetonka, MN 55305
William R. Huff(7)	1,841,701		5.1	%(8)
67 Park Place
Morristown, NJ 07960

(1)	Based on Schedule 13D filed on March 25, 2010 jointly with IAT Reinsurance Co Ltd., in which Peter Kellogg had sole voting and dispositive power over 12,183,344 Shares and shared voting power over 100,000 Shares and IAT Reinsurance Co. Ltd. had sole voting and dispositive power over 12,025,782 Shares.

(2)	The number of Shares owned includes 5,227,272 Shares issuable upon conversion of convertible senior subordinated notes due 2012.

(3)	Based on Schedule 13G filed on February 10, 2010.

(4)	Based on a Schedule 13G/A filed on February 16, 2010 jointly with Harbinger Capital Partners LLC, Harbinger Capital Partners II GP LLC, Credit Distressed Blue Line Master Fund Ltd., Harbinger Holdings LLC and Philip Falcone, in which Harbinger Capital Master Fund I, Ltd., Harbinger Capital Partners LLC and Harbinger Holdings LLC had shared voting and dispositive power over 2,228,194 Shares and Credit Distressed Blue Line Master Fund Ltd., Harbinger Capital Partners II LP, Harbinger Capital Partners II GP LLC had beneficial ownership of 1,973,333 Shares issuable upon conversion of convertible senior subordinated notes due 2012, and Philip Falcone had shared voting and dispositive power over 4,201,527 Shares. The number of Shares owned includes 1,973,333 issuable upon conversion of convertible senior subordinated notes due 2012.

(5)	Based on a Schedule 13G filed on January 29, 2010 jointly with Merrill Lynch, Pierce, Fenner & Smith Inc., in which Bank of America Corporation had shared voting and dispositive power over 2,756,401 Shares and Merrill Lynch, Pierce, Fenner & Smith, Inc. had sole voting and dispositive power over 2,756,401 Shares.

(6)	Based on Schedule 13G filed on March 15, 2010 jointly with Brian Taylor and Nisswa Convertibles Master Fund Ltd., in which Pine River Capital Management L.P. had shared voting and dispositive power with Brian Taylor and Nisswa Convertibles Master Fund Ltd. over 1,969,697 Shares.

(7)	Based on Schedule 13G filed on December 19, 2008.

(8)	The percentage of outstanding Shares is calculated out of a total of 36,483,204 Shares issued and outstanding on the Record Date.

(9)	The percentage of outstanding Shares is calculated out of a total of 56,695,165 Shares, which number gives pro forma effect, as of the Record Date, to the 20,211,961 Shares issuable upon conversion of the remaining outstanding convertible senior subordinated notes.

Share Ownership of Directors and Executive Officers

The following table sets forth information regarding the ownership of our Shares as of April 15, 2010 by (i) each of our directors; (ii) our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively referred to as the “Named Executive Officers” or “NEOs”); and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Shares set forth opposite his name. Each person has indicated that he or she will vote all Shares owned by him in favor of each of the proposals to be considered at the Meeting.

	Number of	Percent of
Name of Owner	Shares Owned	Outstanding Shares(8)

Jimmy S.H. Lee(1)	1,679,679	4.6%
Kenneth A. Shields(2)	118,000	*
Guy W. Adams(3)	24,000	*
William D. McCartney(3)	19,000	*
Graeme A. Witts(3)	31,685	*
Eric Lauritzen(3)	40,500	*
George Malpass(3)	39,000	*
David M. Gandossi(4)	220,000	*
Wolfram Ridder(5)	40,000	*
Leonhard Nossol(6)	25,050	*
Claes-Inge Isacson	15,000	*
Directors and Executive Officers as a Group (16 persons)(7)	2,215,004	6.1%

*	Less than one percent (1%) of our issued and outstanding Shares on the Record Date.

(1)	Does not include 116,460 performance shares granted pursuant to the Performance Incentive Supplement (as defined below) established under our 2004 Stock Incentive Plan (as defined below) details of which grant are set out on page 30 of this Proxy Statement, that are subject to forfeiture and represent Shares that could not be acquired within 60 days of the date of this table.

(2)	Includes Shares which Mr. Shields holds through a Registered Retirement Savings Plan. In August 2009, Mr. Shields was granted 6,000 restricted shares in connection with his role as our Lead Director. These Shares vest and become non-forfeitable in August 2010 unless a change in control of the Company occurs prior thereto.

(3)	In August 2009, 3,000 restricted shares were granted to each non-employee director (other than our Lead Director) in connection with his role as a non-employee director of Mercer. These Shares vest and become non-forfeitable in August 2010 unless a change in control of the Company occurs prior thereto.

(4)	Includes 120,000 Shares and presently exercisable options to acquire up to 100,000 Shares.

(5)	Includes 20,000 Shares and presently exercisable options to acquire up to 20,000 Shares.

(6)	Includes 50 Shares and presently exercisable options to acquire up to 25,000 Shares.

(7)	Includes presently exercisable options to acquire up to 175,000 Shares.

(8)	Based on 36,483,204 Shares outstanding on the Record Date.

INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth information as at December 31, 2009 regarding our equity compensation plans. An aggregate of 1,000,000 of our Shares were issuable pursuant to options, stock appreciation rights and restricted shares under our 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”) and as performance shares or performance units under the 2008 long-term performance incentive supplement created under the 2004 Stock Incentive Plan (the “Performance Incentive Supplement”). Our Amended and Restated 1992 Non-Qualified Stock Option Plan expired in 2008 and we no longer grant any options under this plan.

	Number of Shares
	to be Issued Upon	Weighted-average	Number of Shares
	Exercise of	Exercise Price of	Available for Future
	Outstanding Options	Outstanding Options	Issuance Under Plan

2004 Stock Incentive Plan	30,000	$7.30	151,149	(1)(2)
Amended and Restated 1992 Non-Qualified Stock Option Plan	890,000 (3)	$6.40	—	(3)

(1)	As at December 31, 2009, an aggregate of 253,685 restricted shares had been issued under the 2004 Stock Incentive Plan and grants for up to 565,165 Shares had been made under the Performance Incentive Supplement established under the 2004 Stock Incentive Plan which will vest and become issuable only upon the attainment of designated performance objectives.

(2)	In February 2010, grants for up to 13,000 additional Shares were made under the Performance Incentive Supplement, bringing the total number of Shares issuable under the Performance Incentive Supplement to 578,165 as at the Record Date.

(3)	Our 1992 Amended and Restated Stock Option Plan expired in 2008 but an aggregate of 890,000 unexercised options that were previously granted under this plan remained outstanding as of December 31, 2009. Subsequently, in January 2010, 730,000 of such options expired leaving 160,000 unexercised options that remained outstanding as at the Record Date.

The terms of our 2004 Stock Incentive Plan permit us to grant awards under other plans, programs or agreements which may be settled in Shares under the 2004 Stock Incentive Plan. Pursuant to such terms we created the Performance Incentive Supplement under the 2004 Stock Incentive Plan in February 2008. The function of the Performance Incentive Supplement, in accordance with the purposes of the 2004 Stock Incentive Plan, is to promote the long-term success of the Company and the creation of Shareholder value by aligning the interests of our employees, including senior management, with those of our Shareholders. Any grants made under the Performance Incentive Supplement are settled in the form of Shares issued under the 2004 Stock Incentive Plan and any Shares issued pursuant to the Performance Incentive Supplement reduce the number of Shares available under the 2004 Stock Incentive Plan.

The Performance Incentive Supplement is administered by our Compensation and Human Resources Committee and provides for the grant of restricted stock, restricted stock units and performance awards comprised of performance shares and performance units to salaried employees of the Company and its affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that our officers and directors and persons who own more than 10% of our Shares file reports of ownership and changes in ownership with the SEC and furnish us with copies of all such reports that they file. Based solely upon a review of the copies of these reports received by us, and upon written representations by our directors and officers regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all of our directors and officers filed all required reports under Section 16(a) in a timely manner for the year ended December 31, 2009.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee monitors and oversees the Company’s financial reporting process on behalf of our Board. Management has primary responsibility for the Company’s financial statements and the financial reporting process, including the Company’s system of internal controls.

The Audit Committee has met and held discussions with management and the Company’s independent registered chartered accountants, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1. The Audit Committee also has considered whether the PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP are independent from the Company and its management.

The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

The Audit Committee has selected and appointed, and the Board has ratified, PricewaterhouseCoopers LLP as the Company’s independent registered chartered accountants.

Submitted by the members of the Audit Committee.

William D. McCartney, Chairman
Graeme A. Witts
Eric Lauritzen

The report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates the report by reference therein.

DIRECTORS’ COMPENSATION

Directors’ Compensation

During the 2009 fiscal year, our non-employee directors, other than our Lead Director, received a $30,000 annual retainer for their services and a $1,000 attendance fee for each Board or Committee meeting that they attended in person or $500 for each such meeting that they attended by teleconference. Our Lead Director, Mr. Shields, received a $60,000 annual retainer for his services. We also reimbursed our directors for expenses incurred in connection with their duties as our directors. The chairman of the Audit Committee received $20,000 annually, the chairman of each of the Compensation and Human Resources Committee and the Governance and Nominating Committee received $10,000 annually and the chairman of the Environmental, Health and Safety Committee received $5,000 annually for his services.

Effective January 1, 2010, the annual retainer for non-employee directors, other than the Lead Director, was increased to $40,000. Additionally, the annual retainer for the Lead Director was increased to $80,000, and the amount received annually by the chairman of the Compensation and Human Resources Committee increased to $15,000. All other cash compensation levels for directors remained the same.

In addition to cash compensation, our directors also receive equity-based compensation under our 2004 Stock Incentive Plan. Immediately after the annual meeting of Shareholders held during the 2009 fiscal year, each of our non-employee directors who was not elected to the Board for the first time at such annual meeting and who continued to serve as a member of the Board after the meeting, received 3,000 restricted shares for his services, provided that each such director had served on the Board for at least six months. Similarly, following our last annual meeting of Shareholders, our Lead Director received 6,000 restricted shares for his services. In 2009, Messrs. McCartney, Witts, Lauritzen, Adams and Malpass each received 3,000 restricted shares for their services as directors and Mr. Shields, as Lead Director, received 6,000 restricted shares.

Effective January 1, 2010, immediately after each annual meeting of Shareholders, each non-employee director who was not elected to the Board for the first time at such annual meeting and who will continue to serve as a member of the Board after the meeting, will now receive 8,000 restricted shares for his services, provided that each such director has served on the Board for at least six months. Similarly, following each annual meeting of Shareholders, our Lead Director now receives 16,000 restricted shares for his or her services.

The Compensation and Human Resources Committee is responsible for reviewing our director compensation practices in relation to peer group companies. Any changes to be made to director compensation practices must be recommended by the Compensation and Human Resources Committee for approval by the full Board.

Directors’ Compensation Table

The following table sets forth information regarding compensation paid to our non-employee directors in their capacity as directors during the fiscal year ended December 31, 2009. Mr. Lee, as our Chief Executive Officer, does not receive any additional compensation for his services as a director.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards(2)(3)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

William D. McCartney	65,500	2,280	—	—	—	—	67,780
Kenneth A. Shields	83,500	4,560	—	—	—	—	88,060
Guy W. Adams	43,500	2,280	—	—	—	—	45,780
Eric Lauritzen	67,000	2,280	—	—	—	—	69,280
Graeme A. Witts	47,500	2,280	—	—	—	—	49,780
George Malpass	47,500	2,280	—	—	—	—	49,780

(1)	Fees earned or paid in cash include $30,000 which was paid to each of our directors, other than our Lead Director, in 2009 plus $1,000 for each meeting of directors that they attend in person or $500 for each such meeting that they attend by teleconference. Our Lead Director received $60,000 for his services in 2009. The chairman of each of the Compensation and Human Resources Committee and the Governance and Nominating Committee received $10,000 in 2009, the chairman of the Audit Committee received $20,000 in 2009 and the chairman of the Environmental, Health and Safety Committee received $5,000 in 2009 for their services in that regard.

(2)	Stock awards granted to non-employee directors consist of restricted shares. The amounts shown represent the aggregate grant date fair value for restricted shares, as determined under the Financial Accounting Standards

Board Accounting Standards Codification Topic 718 (“ASC 718”), excluding any forfeiture adjustments. For a discussion of the valuation assumptions, see Note 11 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2009.

(3)	The grant date fair value is based on a Share value of $0.76 per Share, being the trading price at the time of grant, multiplied by stock awards of 3,000 restricted shares which were granted to each of our non-employee directors or 6,000 restricted shares to our Lead Director, after our annual meeting of Shareholders held in 2009, provided that such non-employee director was not elected to the Board for the first time at such annual meeting, and who will continue to serve as a member of the Board after the meeting, and has been a director for at least six months.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The Compensation and Human Resources Committee currently consists of Messrs. Lauritzen, Malpass and Adams. No member of the Compensation and Human Resources Committee is a current or former employee of the Company. There are no Compensation and Human Resources Committee interlocks between the Company and any other entities involving any of the executive officers or directors of such entities. No interlocking relationship exists between any member of our Board or our Compensation and Human Resources Committee and any member of the Board or Compensation and Human Resources Committee of any other company and no such interlocking relationship has existed in the past.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2009.

Submitted by the members of the Compensation and Human Resources Committee.

Eric Lauritzen, Chairman
George Malpass
Guy W. Adams

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses considerations and reasons driving the Compensation and Human Resources Committee’s decisions on compensation for our Named Executive Officers in 2009, as well as the key objectives, policies, elements and designs of our compensation program.

Fiscal 2009 — Compensation Decisions

Fiscal 2009 was a very challenging year for the Company. We were confronted with an extraordinary macro-economic environment that started in the last quarter of 2008 and continued through most of 2009. During this period, the global economic crisis had material adverse effects on our revenues, operating margins and results of operations. Selling prices for pulp declined materially in the latter part of 2008 and remained low through most of fiscal 2009. Additionally, the global economic crisis presented unprecedented difficulties in accessing capital for ongoing operations, as well as new initiatives such as the “green energy” project at our Celgar mill.

In making decisions on performance-based compensation in fiscal 2009, the Compensation and Human Resources Committee weighed and considered the Company’s performance against one of the worst national and global economic downturns in the post-war era. It took into consideration not only the Company’s ability to weather and work through this severe downturn but to make changes and introduce initiatives critical to better position the Company over the long term.

A number of the factors that impacted our financial performance were largely beyond the control of the Company, such as global demand and prices for pulp and foreign exchange rates. The decline in value of the U.S. dollar during fiscal 2009 versus the Euro and Canadian dollar negatively impacted our operating margins and financial performance.

These global economic challenges created significant demands upon our Named Executive Officers. In a cyclical business, such as the pulp industry, the demands and challenges on the Named Executive Officers are often the greatest during down cycles. During such cycles, executives are often called on to perform at very high levels but such performance and contribution is often not reflected in the Company’s financial performance because of cyclical factors beyond their control.

In addition to recognizing the performance and contribution of our Named Executive Officers during an extremely challenging down cycle, our Committee also believes that it is appropriate for certain components of compensation to decline during such periods of economic stress, reduced earnings and significantly lower share prices.

The Compensation and Human Resources Committee’s decisions for fiscal 2009 reflected a balancing of these two features.

The Compensation and Human Resources Committee does not rely upon any predetermined formulas or limited set of criteria when it evaluates the performance of our Named Executive Officers but rather focuses on individual objectives and their effects in respect of the Company’s overall goals. To this end, no fixed or specific weighting is applied to any element of performance.

Base Salaries.  Based on the criteria underlying our base salary compensation and a review of market compensation for fiscal 2009, we made only incremental “cost of living” adjustments to the base salaries of our NEOs effective 2010. Such adjustments represented a less than 5% increase from the 2009 levels, which were frozen at 2008 levels.

Bonuses.  In making its compensation decisions regarding bonuses for our Named Executive Officers in respect of their fiscal 2009 performance, the Compensation and Human Resources Committee reviewed the Company’s financial performance and each NEO’s achievement of his annual performance objectives for 2009.

Chief Executive Officer Performance.  The Compensation and Human Resources Committee evaluated Mr. Lee’s achievement of his 2009 performance objectives and his role and guidance in, among other things:

•	continued strong production, safety and environmental performance at our three mills;

•	continued focus on cost reductions and working capital management;

•	enhancing our short-term liquidity by completing exchange agreements with certain holders of our 8.5% convertible notes due 2010 and implementing an exchange offer, which together resulted in the exchange of $65.0 million in aggregate principal amount of such notes for $65.8 million in aggregate principal amount of our newly issued convertible notes due 2012;

•	applying for, and being allocated, a total of C$57.7 million in grants from the Canadian government under the Green Transformation Program and subsequently entering into a non-repayable contribution agreement whereby a government agency agreed to provide approximately C$40.0 million in financial assistance towards the completion of our Celgar Energy Project;

•	working with our lenders to refinance our Rosenthal mill’s revolving credit facility and to amend our Celgar mill’s revolving credit facility, whereby we established a new €25.0 million revolving working capital facility and a new investment loan agreement for our Rosenthal mill and extended the maturity of the Celgar revolving credit facility to May 2013; and

•	successfully restructuring the project loan facility for our majority-owned subsidiary Stendal, which operates the Stendal mill.

Other NEO Performance.  In determining the bonus compensation for our other Named Executive Officers, the Compensation and Human Resources Committee weighed the Company’s overall financial performance, evaluated each NEO’s contributions to the Company’s accomplishments set out above and reviewed each NEO’s individual performance and achievement of 2009 performance objectives.

The Compensation and Human Resources Committee’s cash bonus awards to our Named Executive Officers are set forth in the following table:

Name	Cash Bonus

Jimmy S.H. Lee	$237,819
David M. Gandossi	$111,695
Claes-Inge Isacson	$60,334
Wolfram Ridder	$50,720
Leonhard Nossol	$45,425

Incentive Equity Grants or Awards.  For fiscal 2009, the Compensation and Human Resources Committee did not grant any performance awards under the Performance Incentive Supplement or other equity awards under our 2004 Stock Incentive Plan.

Compensation Framework

Our compensation philosophy for our Named Executive Officers is principally performance-based to support the Company’s overall business objectives and increase long-term Shareholder value. We also believe that it is appropriate for certain components of compensation to decline during periods of economic stress, reduced earnings and significantly lower share prices.

Overall, the principal objectives of the compensation program for our Named Executive Officers are to:

•	Attract, retain and motivate our NEOs, whose efforts and judgments are vital to our continued success;

•	Create an environment in which our NEOs are motivated to achieve and maintain superior performance levels and goals consistent with our overall business strategy;

•	Reward and compensate our NEOs for their contribution to our overall success and for their individual performance during the relevant fiscal year; and

•	Align the interests of our NEOs with the long-term interests of our Shareholders.

To achieve our objectives, we use the following principles in the design and administration of the compensation program for our Named Executive Officers:

•	Market Competitiveness. Our Named Executive Officers’ total compensation levels should be competitive and at market median with other comparable companies operating within the forest products industry and other companies with which the Company competes for executive talent.

•	At Risk Incentive Pay. A greater percentage of compensation for senior management should be tied to performance against measurable objectives, the majority of which are directly tied to Company performance, to achieve payouts.

•	Pay-for-Performance. Compensation should be linked to individual and Company performance.

•	Shareholder Alignment. Rewards should be linked to the creation of long-term Shareholder value through the use of equity-based awards as a portion of our Named Executive Officers’ compensation.

•	Flexible Short-Term and Long-Term Incentives. Fixed and variable and short and long-term compensation programs should be balanced to reinforce a performance-based culture.

•	Employee Understanding. Overall compensation simplicity should be maintained to ensure broad employee understanding and acceptance.

Administration, Procedure and Role of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee determines our compensation objectives, philosophy and forms of compensation and benefits for executive officers. The Compensation and Human Resources Committee submits several key compensation elements for our executive officers to the independent members of the full Board for their review and approval.

The Compensation and Human Resources Committee, which is comprised entirely of independent directors, continually reviews and considers best practices in executive compensation, shareholder expectations and compensation practices of “peer group” companies in making its decisions regarding appropriate compensation levels.

In making compensation decisions, the Compensation and Human Resources Committee considers a number of other sources, including:

Individual Officer Performance Evaluations.  The Compensation and Human Resources Committee annually evaluates the performance and individual accomplishments of our Chief Executive Officer and our other NEOs. Such evaluation is a subjective analysis conducted, in part, with reference to the performance measures discussed below. Further, as part of the evaluation, the Compensation and Human Resources Committee meets and reviews with our Chief Executive Officer his evaluation of the performance of each of the other NEOs.

Information Provided by our Executive Officers.  Among the information considered by the Compensation and Human Resources Committee in making its compensation decisions are projections for financial performance provided by our Chief Financial Officer including revenues, total mill production and sales, mill margins, commission and selling expenses, Operating EBITDA (which we define as operating income from continuing operations plus depreciation and amortization) and net earnings. In addition, our Chief Operating Officer provides certain mill performance information relating to our operations and those of some of our competitors.

Independent Consultants.  The Compensation and Human Resources Committee has the authority to engage independent compensation consultants. It has in the past and may in the future engage an outside consultant to assist the Committee in assessing the Company’s executive compensation programs.

Neither our Compensation and Human Resources Committee nor management used any compensation consultants in making its compensation decisions for 2009.

Geographic Considerations.  As our operations are located in Europe and North America, we also consider local market demands, availability of qualified management and the local cost of living.

Peer Group Comparisons.  In addition to periodically seeking advice from independent consultants, the Compensation and Human Resources Committee considers and evaluates executive compensation levels and programs through comparisons on an annual basis based on available information for certain “peer group” companies principally comprised of “mid-cap” North American forest products companies. We review compensation paid at these companies because their business and size make them most comparable to us and to ensure that our compensation levels are within the range of comparative norms. In 2009, using public filings, the Compensation and Human Resources Committee considered the executive compensation levels, including benefits and perquisites, of a number of such companies, including Weyerhaeuser Inc., TimberWest Forest Corp., Catalyst Paper Corporation, Norbord Inc., SFK Pulp Income Fund, West Fraser Timber Co. Ltd., Canfor Pulp Income Fund and Canfor Corp.

The Compensation and Human Resources Committee considers the total direct compensation for our Named Executive Officers, long-term incentives and program costs in the context of the performance of the Company relative to the peer group companies. We target salaries, bonuses and incentive compensation towards a median level or 50th percentile range on a size and geographic adjusted basis relative to peer companies for similar experienced executives performing similar duties. Generally, awards are made within this range, although our program is flexible enough to allow our Compensation and Human Resources Committee to provide compensation above or below the 50th percentile in cases of exceptional individual performance or other individual factors relating to a Named Executive Officer’s performance. We benchmark against median compensation because it allows us to attract and retain executives, provides an incentive for executives to strive for better than average performance to earn better than average compensation and helps us to manage the overall cost of our compensation program.

While we believe it is important to periodically review benchmarking data to determine how our executive compensation program compares to the programs used by our peer group companies, such reference points are only one element used in structuring our executive compensation program.

Total Compensation.  The Compensation and Human Resources Committee reviews total compensation levels for our Named Executive Officers at least annually, including each element of compensation provided to an individual Named Executive Officer and the proportion of his total compensation represented by each such element. In determining the appropriate target total compensation for each NEO, the Compensation and Human Resources Committee reviews each individual separately and considers a variety of factors in establishing his target compensation. These factors may include the Named Executive Officer’s time in position, unique contribution or value to the Company, recent performance, and whether there is a particular need to strengthen the retention aspects of the NEO’s compensation.

In its review, the Compensation and Human Resources Committee also considers benchmarking information with respect to our peer companies with the goal of targeting overall compensation for our Named Executive Officers within the median range. The Compensation and Human Resources Committee has no predetermined specific policies on the percentage of total compensation that should be “cash” versus “equity” or “short-term” versus “long-term”. The Compensation and Human Resources Committee’s practice is to consider peer company data and these relationships in the context of our compensation philosophy to determine the overall balance and reasonableness of our NEOs’ total compensation packages.

Participation of Executive Officers.  With the exception of our Chief Executive Officer, our Named Executive Officers typically do not play a role in evaluating or determining executive compensation programs or levels. For fiscal 2009, our Chief Executive Officer submitted for consideration to our Compensation and Human Resources Committee performance evaluations for our other Named Executive Officers and recommendations as to their compensation levels, including bonuses. These recommendations were both subjective determinations and objective recommendations based upon performance against performance goals. Such recommendations were consistent with our compensation objectives and took into account the current economic crisis and its effect on the Company.

Compensation Elements

We use four principal components in the overall compensation of our Named Executive Officers.

Base Salaries.  Base salaries for our Named Executive Officers provide base compensation for day-to-day performance and are based primarily upon job responsibilities, level of experience and skill as well as performance compared with annually established financial or individual objectives. In addition, the impact a Named Executive Officer is expected to make to our business in the future is considered. We also consider our base salaries in the context of the markets in which we operate. The Compensation and Human Resources Committee normally considers salary adjustments for executive officers annually in the first quarter of the year.

Bonuses.  We generally provide annual incentive opportunities in the form of cash bonuses to our Named Executive Officers to motivate their performance in meeting our current year’s business goals and encourage superior performance. These bonuses are awarded based on the expectations of the directors and management for our financial and operating performance in a particular period and the contribution of a Named Executive Officer in achieving the Company’s goals as well as the individual goals which are established for each NEO based upon such NEO position and responsibility. Each year, the Company establishes a business plan for the forthcoming year. Based on this business plan, the Compensation and Human Resources Committee considers the financial, strategic and other goals for the Company outlined by our NEOs. The Compensation and Human Resources Committee uses this business plan as one benchmark to measure our NEOs’ performance in achieving the Company’s goals. The Compensation and Human Resources Committee also considers the contribution of a Named Executive Officer to our business and operations generally. The Compensation and Human Resources Committee awards bonuses on a “discretionary basis” without a predetermined formula or specific weighting for any particular factor. Also, in determining the bonuses to be paid to our NEOs other than our Chief Executive Officer and Chief Financial Officer, the Compensation and Human Resources Committee considers recommendations by our Chief Executive Officer.

Incentive Equity Grants or Awards.  Our NEOs may be granted long-term equity incentives in the form of options, restricted shares and/or share appreciation rights under our 2004 Stock Incentive Plan. Additionally, NEOs may be awarded performance shares and performance units under the 2004 Stock Incentive Plan’s Performance Incentive Supplement. Awards under the 2004 Stock Incentive Plan are generally granted based upon the long-term financial and operating expectations of our directors and management and the contribution an executive officer is expected to make in the future in achieving those targets. Performance for awards outstanding under the Performance Incentive Supplement is measured over a three-year period commencing from January 1 of the year an award was granted. The performance criteria used by the Compensation and Human Resources Committee to determine the achievement of performance objectives by a NEO is based 40% on the Company’s Operating EBITDA per tonne of pulp, 40% on the Company’s Share price performance to a chosen peer group and 20% based upon strategic leadership, direction and overall performance by an individual NEO. See “Narrative Disclosure to Grant of Plan-Based Awards Table”.

Awards under the 2004 Stock Incentive Plan generally produce value to our NEOs if the price of our Shares appreciates, thereby aligning the interests of our Named Executive Officers with those of Shareholders through increased Share ownership. Equity-based compensation and ownership is used to ensure NEOs have a continuing stake in the long-term success of the Company and for retention purposes.

In accordance with the 2004 Stock Incentive Plan and our standard practice, all equity awards thereunder are granted at fair market value as of the date of grant. We define “fair market value” as the closing price of our Shares quoted on NASDAQ on the business day immediately preceding the date of grant.

The Compensation and Human Resources Committee reviews incentive grants on an annual basis as part of its analysis of total compensation and the balance between the different elements thereof.

Benefits.  In addition to the components of the compensation discussed above, we provide a number of other benefits to our Named Executive Officers for the purpose of providing security for current and future needs of executives which are structured to be within a reasonably competitive range relative to peer companies. These benefits are set forth in Footnote 11 to the Summary Compensation table on page 27 of this Proxy Statement and consist primarily of automobile, health and retirement programs. Automobile benefits include the lease of a vehicle along with the fuel and maintenance costs thereon. Health benefits may include periodic physical consultations, dental and pharmaceutical benefits. Under our retirement programs contributions are made to a defined contribution pension arrangement to the extent permissible by law on a tax deferred basis. Depending on the retirement program, amounts in excess of those allowed by tax authorities are recorded in unfunded accounts or remitted to an investment account with a third party fund until retirement or termination.

Pursuant to the terms of his employment agreement with us, our Chief Executive Officer receives, in lieu of other benefits such as automobile, medical and retirement programs, a lump sum living allowance of €75,000 in recognition of his significant travel schedule. No specific allocation is made in connection with the living allowance for any particular perquisite.

Change of Control and Severance Agreements

A number of the employment agreements we have entered into with our Named Executive Officers provide for specified payments and other benefits in the event of a change of control. Such change of control provisions are described in greater detail under “Employment Agreements with our Named Executive Officers” beginning on page 29 and under “Potential Payments upon Termination or Change in Control” beginning on page 33 of this Proxy Statement. The purpose of the change of control agreements is to encourage key management personnel to remain with the Company and to help avoid distractions and conflicts of interest in the event of a potential or actual change of control of the Company so that the executives will focus on a fair and impartial review of any proposal on the maximization of value. We believe that we have structured agreements to be reasonable and to provide a temporary level of protection to the Named Executive Officer in the event of employment loss due to a change of control. In addition, our 2004 Stock Incentive Plan provides for accelerated vesting and exercisability of options and restricted share awards upon a change of control. Additionally, certain of the award agreements relating to grants of performance shares and performance units under the Performance Incentive Supplement also provide for accelerated vesting. The accelerated vesting and exercisability in the event of a change of control is intended to allow executives to recognize the value of their contributions to the Company and not affect management decisions following terminations.

The employment agreements of our NEOs provide for severance payments in certain circumstances. The specific amounts that a particular Named Executive Officer would receive as a severance payment are described under “Potential Payments Upon Termination of Change of Control” beginning on page 33 of this Proxy Statement.

Post-Retirement Compensation

We provide retirement benefits to our Named Executive Officers through our North American and European retirement programs.

The North American program is a defined contribution type structure whereby a contribution of 10% of base salary, along with 5% of any cash bonus paid, is remitted to an investment account held in the name of the employee on a tax deferred basis. To the extent that the contributions exceed limits established by tax statute, the amount that exceeds the limit is credited to an unfunded account. Our Chief Financial Officer is the only Named Executive Officer participating in the North American program.

The European program is a defined contribution type structure whereby a contribution of 10% of base salary along with 5% of any cash bonus paid is remitted to an investment account held in the name of the employee on a tax deferred basis. To the extent that the contributions exceed limits established by tax statute, the amount that exceeds the limit is paid to a fund managed by a third party where it is held on the employee’s behalf. Messrs. Isacson, Ridder and Nossol are the Named Executive Officers participating in the European program.

Performance Measures

As part of the annual performance evaluations it conducts for our NEOs, the Compensation and Human Resources Committee, among other things, considers the following performance measures:

•	Operating EBITDA — We consider Operating EBITDA to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset management changes are not an actual cost, and depreciation expense varies widely from company to company in a manner we consider largely independent of the underlying cost efficiency of their operating facilities;

•	Operating EBITDA per tonne of NBSK pulp as compared to our peer group;

•	Our financial and operating targets for a period and the contributions of our Named Executive Officers in achieving these targets;

•	Contributions of our NEOs to our business and operations generally;

•	Our NEOs’ progress on meeting approved individual goals for the year;

•	The Company’s Share performance relative to our peer group; and

•	Contributions of our NEOs to the successful completion of major transactions such as material acquisitions or financing related transactions.

The above performance measures are evaluated based on the overall judgment of the Compensation and Human Resources Committee without giving fixed of specific weighting to any particular measure.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount the Company may deduct for compensation paid to any of its most highly compensated executives in any year. The levels of salary and bonus generally paid by us do not exceed this limit. Upon the exercise of non-qualified stock options, the excess of the current market price over the option price (the “spread”) is treated as compensation and therefore it may be possible for option exercises by an executive in any year to cause the executive’s total compensation to exceed $1,000,000. Under U.S. income tax regulations, the spread compensation from options that meets certain requirements will not be subject to the $1,000,000 cap on deductibility and it is the Company’s current policy generally to grant options that meet these requirements. To this end, the 2004 Stock Incentive Plan has been approved by our Shareholders. However, in the future, the Compensation and Human Resources Committee may elect to exceed the tax deductible limits if it determines it is necessary to meet competitive market pressures and to ensure that it is able to attract and retain top talent to successfully lead the Company.

Summary

We believe that our executive compensation program has been appropriately designed to attract, retain and motivate our Named Executive Officers, drive financial performance, encourage teamwork throughout our Company and align the interests of our NEOs with the long-term interests or our Shareholders.

We believe that our 2009 compensation levels fairly reflect our performance and the impact of the extraordinary macroeconomic and industry challenges we began to face in the latter part of 2008 and through 2009 on our revenues and earnings from operations. We also believe that our 2009 compensation levels are appropriate relative to our peer companies. We monitor our programs in the marketplaces in which we compete for talent and changing trends in compensation practices in an effort to maintain an executive compensation program that is competitive, performance driven, consistent with shareholder interests and fair and reasonable overall.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers. All of our NEOs are paid in currencies other than United States dollars. Mr. Gandossi is paid in Canadian dollars and the remaining NEOs are paid in Euros. In this Proxy Statement, unless otherwise noted, such amounts have been converted into United States dollars using the relevant average exchange rate for the year based on the noon buying rates as certified for customs purposes by the Federal Reserve Bank of New York and posted by the Federal Reserve Board of Governors:

							Change in
							Pension Value
							and Non-
							qualified
							Deferred
				Stock		Non-Equity	Compensation	All Other
Name and Principal		Salary(2)	Bonus	Awards(8)	Option	Incentive Plan	Earnings(10)	Compensation(11)	Total
Position	Year(1)	($)	($)	($)	Awards ($)	Compensation ($)	($)	($)	($)

Jimmy S. H. Lee(3)	2009	487,690	237,819	—	—	—	—	104,505	830,014
Chief Executive Officer	2008	514,675	—	—	—	—	—	110,288	624,963
	2007	476,389	311,880	—	—	—	—	102,818	891,087
David M. Gandossi(4)	2009	297,854	111,695	—	—	—	20,335	32,105	461,989
Secretary, Executive Vice President and	2008	318,680	79,670	—	—	—	25,489	32,037	455,876
Chief Financial Officer	2007	314,963	158,257	27,340(9)	—	—	27,362	29,679	557,601
Claes-Inge Isacson(5)	2009	452,855	60,334	—	—	—	—	29,336	542,525
Chief Operating Officer	2008	477,913	67,643	—	—	—	—	31,128	576,684
	2007	445,543	63,061	64,869(9)	—	—	—	46,168	619,641
Wolfram Ridder(6)	2009	357,825	50,720	—	—	—	—	51,401	459,946
Vice President of	2008	377,624	62,937	—	—	—	—	53,263	493,824
Business Development	2007	349,854	52,780	—	—	—	—	48,504	451,138
Leonhard Nossol(7)	2009	310,597	45,425	—	—	—	—	49,649	405,671
Group Controller, Europe and	2008	336,133	56,320	—	—	—	—	51,997	444,450
Managing Director of Rosenthal	2007	304,148	48,393	—	—	—	—	47,601	400,142

(1)	Year to year changes reflect both increases in compensation and foreign exchange fluctuations. Based upon the exchange rate as at December 31, 2009, the U.S. dollar had decreased by approximately 3% in value against the Euro and approximately 17% against the Canadian dollar since December 31, 2008. Where amounts shown were paid in Euros or Canadian dollars, such amounts were converted using the applicable average Federal Reserve Bank of New York noon spot rate for 2009.

(2)	The amount reported in this column for each Named Executive officer reflects the dollar amount of base salary paid, including salary increases.

(3)	The terms of Mr. Lee’s employment agreement, entitle him to housing and other perquisites not to exceed in aggregate €75,000 annually and other compensation as determined by the Compensation and Human Resources Committee which amount is reflected in the column “All Other Compensation”.

(4)	In 2009, we contributed $33,509 to Mr. Gandossi’s retirement plan under our North American retirement program which amount is reflected in the columns “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation”. Details of our North American and European retirement programs are set out beginning on page 26 of this Proxy Statement.

(5)	In 2009, we contributed $29,159 to Mr. Isacson’s retirement plan under our European retirement program which amount is reflected in the column “All Other Compensation”.

(6)	In 2009, we contributed $40,315 to Mr. Ridder’s retirement plan under our European retirement program which amount is reflected in the column “All Other Compensation”.

(7)	In 2009, we contributed $34,688 to Mr. Nossol’s retirement plan under our European retirement program which amount is reflected in the column “All Other Compensation”.

(8)	Stock awards granted to Named Executive Officers consist primarily of performance shares and units. The amounts shown represent the aggregate grant date fair value during the indicated fiscal year of the awards granted to our Named Executive Officers in 2009 and prior fiscal years as determined in accordance with ASC 718. The fair value is disclosed as $nil for the 2009 fiscal year because, pursuant to ASC 718, the performance shares previously awarded to Named Executive Officers will not be granted until December 31, 2010 due to the fact that the underlying performance conditions are based on performance targets which are not determinable until December 31, 2010. The performance shares were awarded on February 19, 2008. As at the date hereof, the closing daily share price since the performance shares and units were awarded ranged from a high of $8.40 to a low of $0.27. Details on the stock awards can be found in the Grant of Plan-Based Awards Table and the Outstanding Equity Awards at Fiscal Year End Table on pages 30 and 31 of this Proxy Statement.

(9)	The amount shown here reflects the vested portion of restricted stock granted in prior years.

(10)	The amount set forth in this column for Mr. Gandossi reflects the annual change in the value, including interest, of his unfunded account which account records those retirement plan contributions in excess of the applicable statutory limit.

(11)	Included in “All Other Compensation” for the fiscal years ended December 31, 2009, 2008 and 2007 are benefits and perquisites which consist of the following:

			Retirement Plan
Name	Year	Auto ($)	Contributions ($)	Other ($)

Jimmy S. H. Lee	2009	—	—	$104,505 (living allowance)
	2008	—	—	$110,288 (living allowance)
	2007	—	—	$102,818 (living allowance)
David M. Gandossi	2009	11,836	18,397	$1,872(life insurance and special medical)
	2008	11,334	18,746	$1,957(life insurance and special medical)
	2007	10,579	17,222	$1,878(life insurance and special medical)
Claes-Inge Isacson	2009	177	29,159	—
	2008	444	30,684	—
	2007	1,614	44,554	—
Wolfram Ridder	2009	11,086	40,315	—
	2008	11,099	42,164	—
	2007	10,348	38,156	—
Leonhard Nossol	2009	14,961	34,688	—
	2008	15,789	36,208	—
	2007	14,719	32,882	—

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Named Executive Officers

We have entered into employment agreements with each of our NEOs. The following summary of certain material terms of such agreements is not complete and is qualified by reference to the full text of each agreement on file with the SEC.

Mr. Lee is a party to an amended and restated employment agreement with us dated effective April 28, 2004 which provides for an annual base salary of €325,000 (which number is reviewed by the Board or the Compensation and Human Resources Committee annually), housing and other perquisites not to exceed in aggregate €75,000 annually and other compensation as determined by the Board or the Compensation and Human Resources Committee as applicable. The agreement continues in effect until Mr. Lee’s employment with us is terminated. Mr. Lee may terminate his employment with us at any time for good reason within 180 days after the occurrence of any good reason event and we may terminate his employment with cause.

Mr. Gandossi is a party to an employment agreement with us dated effective August 7, 2003 which provides for an annual base salary of CDN$320,000 (which number is reviewed by the Board or the Compensation and Human Resources Committee annually), participation in our bonus program and North American retirement program as well as certain other benefits and perquisites. The agreement provides for the continued employment of Mr. Gandossi as Chief Financial Officer, Executive Vice-President and Secretary for a period of 36 months, with an automatic 12 month renewal if the Company does not provide written notice of its intention not to renew the agreement at least 12 months before the original term expires. Thereafter, the agreement provides for successive 12 month renewals unless the Company provides written notice of its intention not to renew 360 days in advance of the expiry of the then term thereof. Mr. Gandossi may terminate his employment with us at any time for good reason within 180 days after the occurrence of any good reason event and we may terminate his employment with cause.

Mr. Isacson is a party to an employment agreement with us dated effective November 6, 2006 which provides for an annual base salary of €325,000 (which number is reviewed by the Board or the Compensation and Human Resources Committee annually), an annual bonus based on two months salary and the achievement of specific objectives with an opportunity to exceed same in the event of exceptional performance. Mr. Isacson is also entitled to certain other benefits and perquisites including participation in our European retirement program.

Mr. Ridder is a party to an employment agreement with our wholly owned subsidiary Stendal Pulp Holding GmbH dated effective October 2, 2006 which provides for an annual base salary of €247,200 (which number is reviewed by the Board or the Compensation and Human Resources Committee annually) and a yearly bonus of up to 25% of the annual gross salary depending upon targets mutually agreed upon between Mr. Ridder and our Chief Executive Officer. Mr. Ridder is also entitled to certain other benefits and perquisites including participation in our European retirement program. The agreement may be terminated by either party at June 30 or December 31 of each year by giving six months’ notice and in any event will terminate at the time Mr. Ridder reaches the age of 65. In the event of a direct or indirect change in majority ownership of the Company, the notice period increases to twelve months.

Mr. Nossol is a party to an employment agreement with our wholly-owned subsidiary ZPR GmbH (formerly ZPR Geschäftsführungs GmbH) dated effective August 18, 2005 which provides for an annual base salary of €200,000 (which number is reviewed by the Board or the Compensation and Human Resources Committee annually), an annual bonus based on two months’ salary and certain benefits and perquisites including participation in our European retirement program. The agreement may be terminated by either party by giving six months’ notice and in any event will terminate at the time Mr. Nossol reaches the age of 65.

Grant of Plan-Based Awards Table

The following table sets forth information regarding awards granted pursuant to our 2004 Stock Incentive Plan during 2009 to our Named Executive Officers:

									All Other
								All Other	Option		Grant
								Stock	Awards:		Date Fair
		Estimated Future Payouts						Awards:	Number of	Exercise	Value of
		Under Non-Equity Incentive			Estimate Future Payouts Under			Number of	Securities	or Base	Stock and
		Plan Awards			Equity Incentive Plan Awards(2)			Shares of	Underlying	Price of	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Option	Awards(3)
Name	Grant Date(1)	($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)	Awards ($)	($)

Jimmy S.H. Lee	—	—	—	—	—	87,345	116,460	—	—	—	—
David Gandossi	—	—	—	—	—	41,721	62,271	—	—	—	—
Claes-Inge Isacson	—	—	—	—	—	34,938	58,230	—	—	—	—
Wolfram Ridder	—	—	—	—	—	26,574	44,291	—	—	—	—
Leonhard Nossol	—	—	—	—	—	23,919	39,865	—	—	—	—

(1)	The Compensation and Human Resources Committee did not grant performance awards to any of our NEOs in 2009 under our Performance Incentive Supplement. The last of the performance awards granted to our Named Executive Officers were made in February 2008. Please see the narrative disclosure below for a description of the material terms of such performance awards.

(2)	The “Threshold” amount reported reflects the fact that, if threshold performance is not satisfied, a NEO’s rights with respect to the award are forfeited. The “Target” amount reported represents vesting of a minimum percentage of the performance award if the minimum acceptable objective is achieved (as determined by the Compensation and Human Resources Committee) and the “Maximum” amount reported represents vesting of 100% of the performance award if the maximum realistic objective is achieved (as determined by the Compensation and Human Resources Committee).

(3)	Stock awards granted to Named Executive Officers under the 2004 Stock Incentive Plan consist of performance shares and units. The amounts shown represent the aggregate grant date fair value of stock awards computed in accordance with ASC 718. The fair value for the 2009 fiscal year is disclosed as $nil because, pursuant to ASC 718, the performance shares will not be granted until December 31, 2010 due to the fact that the underlying performance conditions are based on performance targets which are not determinable until December 31, 2010. The performance shares were awarded on February 19, 2008. As at the date hereof, the closing daily Share price since the performance shares and units were awarded ranged from a high of $8.40 to a low of $0.27.

Narrative Disclosure to Grant of Plan-Based Awards Table

Performance Incentive Supplement

In 2009, the Compensation and Human Resources Committee did not grant any performance awards to any of our NEOs under the Performance Incentive Supplement. Performance shares are subject to certain restrictions and are required to be deposited with the Company until vesting and the lapse of such restrictions. The lapse of the restrictions on the performance shares and the vesting of such performance shares are contingent upon the achievement of certain specified performance objectives including Company performance, Share price performance and individual performance. Similarly, the vesting of the performance units is also contingent upon the achievement of such performance objectives.

Performance is measured over a three year-period which commenced on January 1 in the year where the award was granted. Determinations as to the achievement of the performance objectives by a Named Executive Officer and the number of Shares that ultimately vest and are awarded are made by the Compensation and Human Resources Committee at the end of the three-year period with reference to the following performance criteria:

•	40% is based upon the Company’s “Operating EBITDA” (as measured by the Company at the beginning of the performance cycle) per tonne of northern bleached softwood kraft, or “NBSK”, pulp as compared to a chosen peer group;

•	40% is based upon the Company’s Share price performance relative to a chosen peer group; and

•	20% is based upon the strategic leadership, direction and other overall performance by the Named Executive Officer, all subject to adjustment by the Compensation and Human Resources Committee in its sole discretion to remove the effect of charges for restructurings, discontinued operations, acquisitions, divestitures, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent occurrence, related to the disposal or a segment or a business, or related to a change in accounting principle or otherwise.

In the event that the threshold performance stipulated for each Named Executive Officer is not satisfied, the NEO’s rights with respect to the performance award will be forfeited. The Compensation and Human Resources Committee also has discretion to decrease the amount of Shares issued pursuant to the performance awards, if, in the Compensation and Human Resources Committee’s view, the financial performance of the Company as a whole during the performance cycle justifies such adjustment, regardless of the extent to which the performance objectives were achieved.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards for our Named Executive Officers at December 31, 2009:

	Option Awards						Stock Awards
										Equity
				Equity					Equity	Incentive
				Incentive					Incentive	Plan Awards:
				Plan Awards:				Market	Plan Awards:	Market or
	Number of		Number of	Number of			Number of	Value of	Number of	Payout Value of
	Securities		Securities	Securities			Shares or	Shares or	Unearned Shares,	Unearned Shares,
	Underlying		Underlying	Underlying			Units of	Units of	Units or Other	Units or Other
	Unexercised		Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable		Unexercisable	Options	Price	Expiration	Vested	Vested	Vested(1)	Vested(2)
Name	(#)		(#)	(#)	($)	Date	(#)	($)	(#)	($)

Jimmy S. H. Lee	700,000	(3)	—	—	6.375	January 19, 2010	—	—	116,460	361,026
David M. Gandossi	100,000	(4)	—	—	5.65	September 10, 2013	—	—	62,271	193,040
Claes-Inge Isacson	—		—	—	—	—	—	—	58,230	180,513
Wolfram Ridder	20,000	(5)	—	—	7.92	September 10, 2015	—	—	44,291	137,302
Leonhard Nossol	30,000	(6)	—	—	6.375	January 19, 2010	—	—	39,865	123,582
	25,000		—	—	7.92	September 10, 2015	—	—

(1)	Reflects performance awards granted to our Named Executive Officers in February 2008. The vesting of such awards is contingent upon the achievement of specified performance objectives at the end of a three-year performance cycle.

(2)	Based on the closing Share price of $3.10 per Share on the NASDAQ Global Market as at December 31, 2009.

(3)	Mr. Lee’s options to acquire up to 700,000 Shares, which vested in 2003, expired on January 19, 2010. As of the date hereof, Mr. Lee does not hold any options.

(4)	Mr. Gandossi’s options to acquire up to 100,000 Shares became fully vested on September 10, 2006.

(5)	Mr. Ridder’s options to acquire up to 20,000 Shares became fully vested on September 9, 2007.

(6)	Mr. Nossol’s options to acquire up to 30,000 Shares became fully vested on January 19, 2003 and expired on January 19, 2010 and his options to acquire up to 25,000 Shares became fully vested on September 9, 2007 and remain outstanding as at the Record Date.

Option Exercises and Stock Vested

The following table discloses the amounts received by our Named Executive Officers upon exercise of options or similar instruments or the vesting of stock or similar instruments during 2009.

	Option Awards		Stock Awards
	Number of Shares	Value Realized Upon	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise or Vesting ($)	Acquired on Vesting (#)	Vesting ($)

Jimmy S.H. Lee	—	—	—	—
David M. Gandossi	—	—	—	—
Claes-Inge Isacson	—	—	—	—
Wolfram Ridder	—	—	—	—
Leonhard Nossol	—	—	—	—

Non-Qualified Deferred Compensation

We maintain two separate retirement programs for our North American and European executive officers.

Under the terms of our North American program, we make a contribution to a registered retirement savings plan (“RRSP”) account with a financial institution in the name of the executive officer in an amount equal to 10% of a combined total of 100% of gross salary and 50% of cash bonus payments up to the annual maximum RRSP limit (CDN$21,000 in 2009). Amounts in excess of the annual maximum RRSP limit, are credited to an unfunded account and earn interest based on a notional growth rate of 5.5%. While the value of the unfunded account grows on a tax-free basis while retained in the Company, the executive officer will be subject to full taxation on the balance at the time the funds are withdrawn (upon retirement or termination of employment).

Our Chief Financial Officer, is our only NEO participating in our North American program. In 2009, we contributed or accrued $33,509 on Mr. Gandossi’s behalf under the terms of the program.

Similarly, under the terms of our European program, we make a contribution to a German government regulated pension plan in an amount equal to 10% of a combined total of 100% gross salary and 50% cash bonus payments. In addition, to the extent that such statutory pension is limited by an annual cap (€5,433 in 2009), contributions in excess of this amount are remitted to a third party fund and held in an account in the executive officer’s name. While the value of such account grows on a tax free basis while retained with the third party fund, the executive officer will be subject to full taxation of the balance at the time the funds are withdrawn (upon retirement or termination of employment).

The NEOs participating in our European program are Messrs. Isacson, Ridder and Nossol, for whom, in 2009, we contributed on their behalf under the terms of the program, $29,159, $40,315 and $34,688, respectively.

The following table sets forth information regarding contributions, earnings and account balances described above for our Named Executive Officers under our retirement programs.

		Registrant
	Executive	Contributions in	Aggregate Earning	Aggregate	Aggregate Balance
	Contributions in	Last Fiscal	in Last Fiscal	Withdrawals/	at Last Fiscal Year
	Last Fiscal Year	Year(1)	Year(2)	Distributions	End(3)
Name	($)	($)	($)	($)	($)

Jimmy S.H. Lee	—	—	—	—	—
David M. Gandossi	—	15,112	5,223	—	108,128
Claes-Inge Isacson	—	21,589	—	—	—
Wolfram Ridder	—	32,745	—	—	—
Leonhard Nossol	—	27,118	—	—	—

(1)	Amounts in this column reflect our contributions to each of our Named Executive Officers’ respective retirement plan which are in excess of the amount permitted by applicable tax statute. We also account for these amounts in the Summary Compensation Table on page 27 of this Proxy Statement, under the “Change in

Pension Value and Non-Qualified Deferred Compensation Earnings” column for Mr. Gandossi and under the “All Other Compensation” column for all of our other NEOs.

(2)	The amount in this column reflects interest accrued based on a notional growth rate of 5.4%.

(3)	No amounts are shown in this column for the Named Executive Officers participating in our European retirement program, as contributions in excess of statutory limits are remitted to a third party fund and the Company no longer has any obligation in respect thereof.

Potential Payments upon Termination or Change of Control

Termination

We have agreed to provide certain benefits to our Named Executive Officers in the event of the termination of their employment with us. The following table shows the estimated severance benefits that would have been payable to our NEOs if their employment was terminated without cause on December 31, 2009.

					Performance
	Cash Severance	Insurance	Stock Option	Restricted Stock	Awards
	Benefit	Continuation	Acceleration	Acceleration	Acceleration	Total
Name	($)	($)	($)	($)	($)	($)

Jimmy S. H. Lee	2,926,140	—	—	—	—	2,926,140
David M. Gandossi	595,707	—	—	—	—	595,707
Claes-Inge Isacson	754,758	—	—	—	—	754,758
Wolfram Ridder	234,410	—	—	—	—	234,410
Leonhard Nossol	214,195	—	—	—	—	214,195

Change in Control

We have agreed to provide certain benefits to our Named Executive Officers if their employment is terminated within a specified time after a “change of control” of the Company. The following table shows the estimated change in control benefits that would have been payable to our NEOs if a change of control had occurred on December 31, 2009.

					Performance
	Cash Severance	Insurance	Stock Option	Restricted Stock	Awards
	Benefit	Continuation	Acceleration(1)	Acceleration	Acceleration(2)	Total
Name	($)	($)	($)	($)	($)	($)

Jimmy S. H. Lee	2,926,140	—	—	—	—	2,926,140
David M. Gandossi	1,787,122	—	—	—	—	1,787,122
Claes-Inge Isacson	754,758	—	—	—	—	754,758
Wolfram Ridder	468,821	—	—	—	—	468,821
Leonhard Nossol	—	—	—	—	—	—

(1)	None of the stock options exercisable upon a change of control had intrinsic value as at December 31, 2009, as the exercise price of such stock options was in all cases greater than the closing Share price on December 31, 2009.

(2)	The terms of Messrs. Lee and Gandossi’s performance awards provide for 100% vesting of the award in case of a change of control. For our other Named Executive Officers, the extent to which their performance awards become vested in the event of a change of control is at the discretion of the Compensation and Human Resources Committee. For the purposes of this table, we have assumed a vesting of 85% of the performance award for each such NEO.

The terms of his employment agreement provide that, if Mr. Lee is terminated without cause or resigns for good reason, he will be entitled to a severance payment equal to three times the sum of his then annual salary plus the higher of (i) his current annual bonus, and (ii) the highest variable pay and incentive bonus received during the three years last ending prior to his termination. This amount is payable in substantially equal installments over a twelve-month period, unless (i) a change of control occurs following such termination, in which case the unpaid portion of such severance amount is payable in full in a lump sum cash payment immediately following such change of control, or (ii) if such termination occurs in contemplation of, at the time of, or within three years after a change of control, this amount is payable in a lump sum cash payment immediately following such termination. In addition, all unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable. Mr. Lee will also be entitled to any accrued benefits. If Mr. Lee’s employment with us is terminated for cause, he is not entitled to any additional payments or benefits under the agreement, other than accrued benefits (including, but not limited to, any then vested stock options and other equity grants) and a prorated bonus, which is payable immediately upon such termination. Mr. Lee’s employment agreement defines a “change of control” as the occurrence of any of certain specified events including: (1) a person, directly or indirectly: (a) becoming the beneficial owner of the greater of 15% or more of our Shares then outstanding and the Shares issuable upon conversion of our convertible notes due 2010 or 20% of our then outstanding Shares; (b) having sole and/or shared voting or dispositive power over the greater of 15% or more of our Shares then outstanding and the Shares issuable upon conversion of our convertible notes due 2010 or 20% of our then outstanding Shares; (2) a change in the composition of the Board occurring within a two-year period prior to such change as a result of which fewer than a majority of the Board members are incumbent Board members; (3) the solicitation of a dissident proxy, the result of which is to change the composition of the Board so that fewer than a majority of the Board are incumbent members; (4) the consummation of a merger, amalgamation or consolidation of the Company with or into another entity if more than 50% of the combined voting power of the continuing entity’s securities outstanding immediately after such event are owned by persons who were not stockholders prior to such event; (5) the sale of all or substantially all of our assets; or (6) the approval by our Shareholders of a plan of complete liquidation or dissolution.

Pursuant to terms of his employment agreement with us, if Mr. Gandossi is terminated without cause or resigns for good reason other than in connection with the change in control, he shall be entitled to a severance payment equal to the sum of his base salary for the remaining term of the agreement plus the annual bonuses payable for the years (or portions thereof) remaining in the term of the agreement, calculated as set forth in the agreement. The agreement also provides that, if in connection with or within eighteen months of a change in control, Mr. Gandossi voluntarily terminates his employment for good reason or is involuntarily discharged, he shall be entitled to a severance payment of three times the sum of his then current annual base salary plus the highest of (i) his then-current annual bonus, (ii) his highest variable pay and annual incentive bonus for the last three years and (iii) 50% of his current annual base salary. Mr. Gandossi’s employment agreement defines a “change of control” as the occurrence of any of certain specified events including: (1) notification by us that a person has become the beneficial owner of or has sole and/or shared voting or dispositive power over more than 20% of our Shares; (2) a change in the composition of the Board occurring within a two-year period prior to such change as a result of which fewer than a majority of the Board members are incumbent Board members; (3) the solicitation of a dissident proxy, the result of which is to change the composition of the Board so that fewer than a majority of the Board are incumbent members; (4) the consummation of a merger, amalgamation or consolidation of the Company with or into another entity if more than 50% of the combined voting power of the continuing entity’s securities outstanding immediately after such event are owned by persons who were not stockholders prior to such event; (5) the commencement by a person of a tender offer for more than 20% of our shares; (6) the sale of all or substantially all of our assets; (7) the commencement by or against us of a bankruptcy proceeding; or (8) the approval by our Shareholders of a plan of complete liquidation or dissolution. In addition, all unvested rights in any stock option or other benefit plans will vest in full.

The terms of Mr. Isacson’s employment agreement obligate us to provide, in the event of dismissal without cause or a change of control, a specified severance entitlement equal to eighteen months base salary plus the target bonus. The agreement defines a “change of control” as the completion of a merger, amalgamation or consolidation of the Company with or into another entity if more than 50% of the voting equity of the new entity is held by persons who were not stockholders prior to the transaction.

The terms of Mr. Ridder’s employment agreement provide for a six month notice period in case of termination and 12 months in the event of a change of control which is defined as a direct or indirect change in majority ownership of the Company.

The terms of Mr. Nossol’s employment agreement provide for a six month notice period in case of termination. The agreement does not contain a change of control provision.

In addition to the terms provided for in the individual employment agreements, our 2004 Stock Incentive Plan, including the Performance Incentive Supplement created thereunder, contains provisions for accelerated vesting and exercisability of options, restricted shares and performance awards upon a change of control including, in the case of our 2004 Stock Incentive Plan, the Compensation and Human Resources Committee’s discretion to determine, at the time of granting restricted shares or performance awards or thereafter, whether all or part of such restricted shares or performance awards shall become vested in the event a change in control occurs with respect to the Company.

PROPOSAL 2 — INDEPENDENT ACCOUNTANTS AND AUDITORS

Ratification of Independent Auditors

The Board requests that Shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors as a matter of good corporate practice.

We appointed PricewaterhouseCoopers LLP as our independent auditors in place of Deloitte & Touche LLP effective May 10, 2007 and received shareholder ratification of such appointment at our annual meeting held in June 2007. The appointment of PricewaterhouseCoopers LLP was approved by the Audit Committee and by the Board.

Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Meeting.

The selection of PricewaterhouseCoopers LLP must be ratified by a majority of the votes cast at the Meeting, in person or by Proxy, in favor of such ratification.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

In the event PricewaterhouseCoopers LLP are not ratified as our auditors at the Meeting, the Audit Committee will consider whether to retain PricewaterhouseCoopers LLP or select another firm. The Audit Committee may select another firm as our auditors without the approval of Shareholders, even if Shareholders ratify the selection of PricewaterhouseCoopers LLP at the Meeting.

Accountants’ Fees

The following table sets forth the fees for services provided by PricewaterhouseCoopers LLP in 2009 and 2008:

	Year Ended December 31,
	2009	2008

Audit Fees(1)	$1,212,101	$1,370,464
Audit-Related Fees(2)	$75,461	$46,753
Tax Fees(3)	$91,015	$40,516

	$1,378,577	$1,457,734

(1)	Represents fees for services rendered for the integrated audit of our annual financial statements and review of our quarterly financial statements.

(2)	Represents fees for services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements but not reported under “Audit Fees”, including fees relating to an internal control study conducted pursuant to the Sarbanes-Oxley Act of 2002.

(3)	Represents fees for services rendered for tax compliance, tax advice and tax planning.

Consistent with the SEC’s requirements regarding auditor independence, our Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent auditor and the fees for such non-audit services. Under the policy, the Audit Committee must pre-approve services prior to the commencement of the specified service. All services provided by our former auditor, Deloitte & Touche LLP, and PricewaterhouseCoopers LLP subsequent to July 14, 2003 have been pre-approved by the Audit Committee.

PROPOSAL 3 — APPROVAL OF THE MERCER INTERNATIONAL INC.
2010 STOCK INCENTIVE PLAN

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE 2010 STOCK INCENTIVE PLAN.

The Company grants long-term incentives in the form of stock options, restricted shares, performance shares, performance units and stock appreciation rights (“SARs”) to employees, officers and directors who are not employees or officers of the Company under the 2004 Stock Incentive Plan and the corresponding Performance Incentive Supplement to the 2004 Stock Incentive Plan to motivate them to achieve and maintain superior performance levels. However, as of the Record Date, an aggregate of only 138,149 Shares were available for issuance under the 2004 Stock Incentive Plan, which represents only approximately 0.38% of our outstanding Shares as at such date or approximately 0.24% of Shares outstanding after giving effect to the conversion of our outstanding convertible notes. The Board believes that this number of Shares is likely to be insufficient in light of the potential continued growth in the Company’s operations. For this and other related reasons, the Board determined that it is in the best interests of the Company and its Shareholders to adopt a new stock incentive plan.

On April 14, 2010, the Board adopted the 2010 Stock Incentive Plan (the “Plan”) and directed that the Plan be submitted to Shareholders for their approval at the Meeting. The Plan will be effective upon approval by Shareholders at the Meeting. The purpose of the Plan is to promote the long-term success of the Company and the creation of Shareholder value by encouraging the attraction and retention of employees and non-employee directors with exceptional qualifications, encouraging them to focus on the critical long-range objectives of the Company and linking their interests directly to Shareholder interests through increased Share ownership. The Plan seeks to achieve this purpose by providing for awards to participants in the form of restricted shares, restricted stock units, performance shares, performance share units, options and/or SARs. The Company believes it is important to have flexibility to grant various types of equity awards to its employees so that it can react appropriately to the changing environment. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix “A” hereto.

General

The Plan will be administered by Mercer’s Compensation and Human Resources Committee (the “Committee”). Determinations, interpretations, or other such actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive. The Committee has the sole discretion to determine: who is entitled to receive awards under the Plan; the types of awards; the times when awards shall be granted; the number of awards; the purchase price or exercise price, if any; the period(s) during which such awards shall be exercisable; the restrictions applicable to awards; the form of each award agreement; the other terms and provisions of any award; and the schedule for lapse of forfeiture restrictions or restrictions in exercisability of an award and accelerations or waivers thereof.

The Committee shall have the authority to modify existing awards, subject to provision of the Plan. Notwithstanding the foregoing, the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards other than as provided in an award agreement or to reprice any previously granted option.

The Committee must be composed of at least two directors and each member of the Committee must be a non-employee director who meets the independence standards established by the U.S. Internal Revenue Code (the “Code”) and the NASDAQ Global Market.

Eligibility

Awards granted under the Plan may be made only to those persons who are employees, officers, consultants to and non-employee directors of Mercer on the grant date of the award. Presently, Mercer estimates that approximately 26 persons are currently eligible each year to receive awards under the Plan.

Stock Subject to the Plan

Subject to adjustment for changes in capitalization, the total number of Shares subject to all awards under the Plan is 2,000,000 plus the number of Shares remaining available for grant under the 2004 Stock Incentive Plan. In addition, the maximum number of Shares which may be issued as incentive stock options under the Plan, is limited to 500,000.

Further, the maximum number of Shares that may be granted to any one participant in the Plan, who is a Covered Employee (as defined in the Plan) during the fiscal year where such participant’s employment commences, shall be 300,000 and 250,000 for all other fiscal years.

Types of Awards

The Plan allows Mercer to grant following types awards: Options; Restricted Stock Rights; Restricted Stock; Performance Shares; Performance Share Units; and SARs.

Stock Options

The Committee may grant stock options qualifying as incentive stock options (“ISOs”) under the Code and non-qualified stock options. The Committee determines the exercise price of such options. However, no options shall be granted at an exercise price that is less than the Fair Market Value (defined in the Plan as the last reported sale price of the Shares quoted on the NASDAQ Global Market) of one Share on the grant date of the option. The Committee also determines the time or times at which options may be exercised (within 10 years from the grant date) and the method by which the exercise price of an option may be paid and the form of payment, but cannot reprice options previously granted under the Plan.

ISOs will lapse 10 years from the date it is granted, 90 days after the date of a participant’s termination of employment for any reason other than death or disability, or six months after the date of a participant’s termination of employment on the account of death or disability.

Additionally, the aggregate Fair Market Value of all Shares with respect to which ISOs are first exercisable by a participant in any calendar year may not exceed $400,000 and ISOs cannot be granted to any individual who, at the grant date, owned Shares possessing more than 10 percent of the total combined voting power of all classes of Shares outstanding, unless such option is granted at a price greater than 110% of Fair Market Value on the grant date and is exercisable for no more than five years from such date.

Restricted Stock Rights

A restricted stock right award gives the participant the right to receive Shares or a cash payment equal to the Fair Market Value (determined as of a specified date in the future). Shares are not issued under the award until specified restrictions lapse. The restrictions will lapse in accordance with a schedule or other condition determined by the Committee.

Participants holding restricted stock rights have no voting rights or rights to dividends with respect to the underlying Shares prior to the issuance of such Shares pursuant to the Plan. Payments for any vested restricted stock rights shall be made in one lump sum payment of Shares, cash or a combination hereof, equal to the Fair Market Value of a specified number of Shares.

Restricted Stock

A restricted stock award gives the participant the right to receive a specified number of Shares at a purchase price determined by the Committee. As a general rule, if a participant terminates employment at a time when the restricted stock rights are subject to restrictions, the participant forfeits the unvested restricted stock rights.

Holders of restricted stock awarded under the Plan shall have the same voting, dividend and other rights as Mercer’s other stockholders. The Committee establishes restrictions on transferability, the consideration for such awards and the type of vesting. Except as determined by the Committee, restricted stock previously granted will also be forfeited upon the failure to satisfy one or more performance criteria by the holder.

Performance Shares and Performance Units

A performance share award gives the participant the right to receive Shares if the participant achieves the performance goals established by the Committee during the performance period, as established by the Committee. Performance share units give participants the rights to Shares, a cash payment or a combination of Shares or cash if certain performance goals established by the Committee are met. All such payments shall be made in a lump sum.

Stock Appreciation Rights

A SAR gives the participant the right to share in the appreciation in value of one Share. The Committee determines the conditions and restrictions relating to SARs. Upon the exercise of a SAR, the holder shall be entitled to receive payment in an amount determined by multiplying (a) the difference, if any, of the Fair Market Value of a share of Stock on the date of exercise over the price of the SAR fixed by the Committee at the grant date, which shall not be less than the Fair Market Value of a Share at the grant date, by (b) the number of Shares with respect to which the SAR is exercised.

Performance Based Awards

The Committee may designate certain awards it grants as performance based, within the meaning of Section 162(m) of the Code.

Performance goals, which are defined in the Plan as the goals established by the Committee based on performance criteria set by the Committee, can be expressed in terms of overall Company performance or the performance of a division or an individual and may be stated in terms of absolute levels or relative to another company or index. Performance goals must be established within 90 days of the commencement of a performance period and their outcome must be substantially uncertain at the time of establishment. The Committee cannot establish performance goals for any performance based award after 25% of the performance period for such award has lapsed. The Committee, in its discretion, also may adjust or modify the calculation of performance goals for such performance period in order to prevent the dilution or enlargement of the rights of participants to the Plan.

All recipients of performance based awards must be employees of Mercer.

Automatic Restricted Stock Awards for Non-Employee Directors

When a person first becomes non-employee director of Mercer, such person shall be granted a restricted stock award of 5,000 shares of restricted stock. Within five business days following the conclusion of Mercer’s Annual General Meeting, each non-employee director of Mercer who has served on the Board for at least six months shall receive a restricted stock award of 8,000 shares of restricted stock or 16,000 shares of restricted stock if such non-employee director is currently serving as Lead Director of the Board. Except as otherwise determined by the Committee, the restrictions on the restricted stock awards shall lapse on the first anniversary of the grant date.

All shares of restricted stock shall immediately vest upon a change in control.

Adjustment to Capitalization

In the event of any change in the outstanding Shares by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, reorganization, exchange of Shares, or other similar corporate change, the aggregate number of Shares available under the Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted appropriately by the Committee.

Change in Control Provisions

The Plan contains a “double triggered” change in control provision whereby Plan participants who are employees or officers of, or consultants to, Mercer only receive benefits when either their employment or service terminates due to their discharge without cause or resignation with good reason in connection with a change in control, or at the discretion of the Committee. Conversely, the trigger for non-employee directors is a “single trigger” whereby restricted stock held by such Plan participants immediately vest upon a change in control.

Forfeiture Provisions

The Committee will specify in an award agreement that a participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancelation or forfeiture upon the occurrence of specified events such as termination of employment for cause, a violation of company policies, fraud or a breach of a noncompetition or confidentiality restrictive covenant.

Mercer also has discretion to immediately terminate a person’s right to any further payments, vesting or exercisability with respect to any award in its entirety, and to determine whether a participant in the Plan has been terminated for cause and the date upon which such termination for cause occurs. All such determinations are final.

Share-Counting Rules

The Plan provides that the underlying Shares related to any award granted under the Plan that terminates, expires, lapses or is paid in cash will again be available for a grant under such plan. However, the Plan does not permit Shares tendered to pay the exercise price of an option, or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award, to become available for grant or sale under the Plan. Additionally, the Plan provides that the exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option will reduce the number of Shares available for issuance under the Plan by the entire number of Shares subject to that SAR or option.

Award Repricing

The Plan explicitly prohibits the repricing of options.

Transferability

According to the Plan, with limited exceptions, no award granted under the Plan may be sold, transferred, pledged, and assigned unless otherwise determined by the Committee.

Amendment Modification and Termination

The Board may at any time terminate, amend or modify the Plan, provided that such action be subject to approval by Shareholders when required by law, regulation, any stock exchange rule for any exchange on which the Shares are listed or the terms of the Plan. Additionally, no amendment, modification or termination of the Plan or any award under the Plan shall in any manner adversely affect any award previously granted without the consent of the holder thereof.

Specifically, the Plan mandates that neither the Board nor the Committee may, without the approval of Shareholders, (a) reduce the purchase price or exercise price of any outstanding award, including any option or SAR; (b) increase the number of Shares available under the Plan (other than any adjustment as a result of a recapitalization); (c) grant options with an exercise price that is below Fair Market Value on the grant date; (d) reprice previously granted options or SARs; or (e) cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price of the original option or SAR.

Tax Withholding

Mercer has the power to withhold or require a participant to remit to the Company an amount sufficient to satisfy all withholding tax requirements on any award under the Plan.

U.S. Income Tax Status

The U.S. federal income tax consequences to the Company and participants under the Plan are complex and subject to change. The following discussion is a summary overview of the general rules applicable to certain awards granted under the Plan to a participant who performs services within the United States or is a United States citizen or resident. The tax consequences may be affected by various income tax treaties. Participants under the Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Incentive Stock Options.  A participant will not recognize any ordinary income (and the Company will not be permitted to claim any deduction) upon the grant or timely exercise of an ISO. If the Shares acquired upon the exercise of an ISO are held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the Shares, at long-term capital gains rates, and the Company will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the Shares by the participant. However, if these holding requirements are not met, the difference between the Fair Market Value of the Shares at the time of exercise and the exercise price is taxed at ordinary rates as compensation to the participant, and the Company is generally entitled to a deduction for an equivalent amount.

Additionally, the amount by which the Fair Market Value of the underlying Shares on the exercise date of an ISO exceeds the exercise price could constitute “alternative minimum taxable income” to the participant in the year of exercise.

Non-qualified Options.  At the time of exercise of the non-qualified option, a participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the Fair Market Value of the Shares purchased over the exercise price. The Company will generally be entitled to claim a tax deduction at such time and in the same amount that such participant recognizes ordinary income.

Restricted Stock.  Subject to Section 16(m) of the Code, a participant who is awarded Shares of restricted stock is taxable on the Shares received when the restricted stock is substantially vested, that is, when the stock is either not subject to a substantial risk of forfeiture, or is transferable to a third party free of such risk. The amount of income recognized is equal to the excess of the Fair Market Value of the Shares at the time of vesting over the amount, if any, paid for such Shares. The Company would generally be entitled to claim a deduction equal to the amount of income recognized.

A person who is awarded restricted stock may elect to recognize income at the time that the restricted stock is awarded rather than at the later date when the stock is substantially vested.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted, and no deduction is available to the Company at such time. When a SAR is exercised, ordinary income is realized by the participant in the amount of cash and/or Fair Market Value of the Shares received by such participant and the Company will generally be entitled to a deduction of equal value.

Section 409A.  Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with an award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such participant harmless from any or all of such taxes or penalties.

Funding

Mercer is not required to segregate any of its assets to ensure payment of any award under the Plan.

No Shareholders Rights

No award gives the participant any of the rights of a Shareholder unless and until Shares are in fact issued to such person in connection with such award.

Effective Date

The Plan will be effective as of the date it is approved by Shareholders. It will terminate on the 10th anniversary of that date, unless earlier terminated in accordance with its provisions.

Equity Compensation Plan Information

Since specific grants under the Plan are discretionary, they may vary from year to year and participant to participant and are not yet determinable. The following table provides certain information as of the Record Date with respect to the Company’s equity compensation plans previously approved by Shareholders.

Number of Shares
remaining available
for future issuance
under equity
compensation plans
	Number of Shares to be		Weighted-average	(excluding
	issued upon exercise of		exercise price of	securities reflected
	outstanding options		outstanding options	in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	190,000(1	)(2)	$6.63	138,149(3)

(1)	Includes 30,000 options granted under the 2004 Stock Incentive Plan and 160,000 previously issued under the Company’s 1992 Non-Qualified Stock Option Plan (the “1992 Plan”).

(2)	An aggregate of 253,685 restricted shares, 116,440 performance shares and 461,705 performance rights have also been issued and are currently outstanding under the 2004 Stock Incentive Plan as of the date hereof.

(3)	Includes only Shares issuable under the 2004 Stock Incentive Plan. The 1992 Plan expired in 2008 and no further awards can be granted under such plan.

Under the provisions of the Plan, the Company will have an additional 2,000,000 Shares available for grant, or approximately 5.5% of the total Shares outstanding as at the Record Date, for a total of 2,138,149 Shares available for grant, representing approximately 5.9% of the total Shares outstanding at such date. Further, upon the adoption of the Plan, and including the outstanding grants under the 1992 Plan and the 2004 Stock Incentive Plan, Mercer will have a total of 2,789,854 Shares either available for grant or related to grants already outstanding, representing approximately 7.7% of the total Shares outstanding as at the Record Date.

Other Information

On April 15, 2010, the closing price of our Shares as reported by the NASDAQ Global Market was $6.08 per Share.

FUTURE SHAREHOLDER PROPOSALS

Any proposal which a Shareholder wishes to include in the proxy statement and proxy relating to the annual meeting of Shareholders of the Company to be held in 2011 must be received by the Company on or before December 28, 2010. Upon receipt of such a proposal, the Company will determine whether or not to include the proposal in such proxy statement and proxy in accordance with applicable law. A Shareholder that wishes to present a proposal at the annual Shareholders’ meeting to be held in 2011 must submit such proposal to the Company on or before April 7, 2011 or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal. Shareholder proposals should be sent to the Secretary, Mercer International Inc., c/o Suite 2840, 650 West Georgia Street, Vancouver, B.C., V6B 4N8, Canada.

OTHER MATTERS

The directors know of no matters other than those set out in this Proxy Statement to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the proxy holders to vote the Proxies received for the Meeting in accordance with their judgment.

Our 2009 Annual Report, will be mailed to Shareholders with this Proxy Statement. Additionally, this Proxy Statement and the 2009 Annual Report are available at www.mercerint.com. Copies of our Form 10-K for the fiscal year ended December 31, 2009, may be obtained from Mercer International Inc. Attention: Shareholder Information, c/o Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N8, Canada (tel: (604) 684-1099). This Proxy Statement and our Form 10-K are also available on the SEC’s website at www.sec.gov and on our website at www.mercerint.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jimmy S.H. Lee
Jimmy S.H. Lee
Chairman of the Board

Date: April 16, 2010

APPENDIX “A”

MERCER INTERNATIONAL INC.
2010 Stock Incentive Plan

ARTICLE 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE AND EXPIRATION DATE

1.1  Establishment.  Subject to the approval of the shareholders of Mercer International Inc., a Washington State corporation (the “Company”), the Company has established the Mercer International Inc. 2010 Stock Incentive Plan (the “Plan”). The Board intends that the Plan will replace the Mercer International Inc. 2004 Stock Incentive Plan and any plans emanating or deriving therefrom (collectively the “Prior Plan”); provided, however, that the Prior Plan will govern prior awards until all awards granted under the Prior Plan have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms thereof. The Plan permits the grant of Options, Restricted Stock Rights, Restricted Stock, Performance Shares, Performance Share Units and Stock Appreciation Rights. The Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.

1.2  Purpose.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, officers, Consultants and non-Employee Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of qualified Employees, officers, Consultants and non-Employee Directors and (c) linking such person directly to stockholder interests through increased stock ownership. The Plan is further intended to provide flexibility to the Company in its ability to attract, retain and motivate individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

1.3  Effective Date.  The Plan is effective as of the date it is approved by the Company’s shareholders at its 2010 Annual Shareholders’ Meeting (the “Meeting”) expected to be held on June 1, 2010 (the “Effective Date”). The Plan shall become effective upon approval by a simple majority of votes cast at the Meeting. The Prior Plan will remain in effect until this Plan document is approved by the shareholders.

1.4  Expiration Date.  The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10) anniversary of the Effective Date unless the shareholders of the Company vote to approve an extension of the Plan prior to such expiration date. Any Awards that are outstanding on the tenth anniversary of the Effective Date (or such later expiration date as approved by the Company’s shareholders) shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 2

DEFINITIONS

2.1  Definitions.  When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Annual Meeting” means the regular annual meeting of the Company’s stockholders.

(c) “Annual Meeting Date” means the dates established for the annual meetings of the Company’s shareholders pursuant to the Company’s Bylaws.

(d) “Award” means any Option, Restricted Stock Right, Restricted Stock, Performance Share, Performance Share Unit or Stock Appreciation Right granted pursuant to the Plan.

(e) “Award Agreement” means any written agreement or other document evidencing an Award.

(f) “Board” means the Board of Directors of the Company, as constituted from time to time.

(g) “Cause” means a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony (or equivalent) under federal, state or provincial law, (ii) has engaged in willful gross misconduct in the performance of a Participant’s duties to the Company or an Affiliate, (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant, or (iv) has engaged in any other conduct which would constitute “cause” under any applicable laws, provided that, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for such Participant for the purposes hereof.

(h) “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(i) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(ii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of this subsection (i), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary; and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2.1(i) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state or jurisdiction of the Company’s incorporation. The transfer of stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a Change of Control for purposes of this Plan.

(j) “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(k) “Committee” means the Company’s Compensation and Human Resources Committee or any such committee as may be designated by the Board to administer the Plan, provided that at all times the membership of such committee shall not be less than two (2) members of the Board and each Committee member must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions of exemption for the Awards under the Plan from Section 16(b) of the Exchange Act; (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder; and (iii) an “independent director” as defined by the NASDAQ Global Market (or any successor or replacement thereof) so long as the Company’s Stock is quoted or listed thereon.

(l) “Company” means Mercer International Inc., or any successor as provided in Section 19.9.

(m) “Constructive Termination” means the Termination of Employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any one or more of a reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a requirement that the Participant’s location of employment be relocated by more than fifty (50) miles, provided that, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination”, “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes of this Plan in respect of such Participant only. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) business days of such notice.

(n) “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided however that a Consultant may become Participant pursuant to this Plan only if he or she (i) is a natural person and (ii) provides bona fide services to the Company or an Affiliate.

(o) “Covered Employee” means an Employee who is, or could be, a “covered employee” as defined by Section 162(m) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence.

(r) “Effective Date” means the date on which the shareholders of the Company approve the Plan as described in Section 1.3.

(s) “Employee” means a common-law employee of the Company or an Affiliate.

(t) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means the market price of one share of Stock, determined by the Committee as follows:

(i) If the Stock was traded on the NASDAQ Global Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by the NASDAQ Global Market;

(ii) If the Stock was traded on a United States stock exchange or the Toronto Stock Exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report;

(iii) If the Stock was traded over-the-counter on the date in question but was not traded on the NASDAQ Global Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.; or

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(w) “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

(x) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(y) “Lead Director” means a non-Employee Director elected by members of the Board to provide leadership to non-Employee Directors.

(z) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(aa) “Option” means the right to purchase Stock at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

(bb) “Optionee” means an individual or estate which holds an Option or SAR.

(cc) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(dd) “Participant” means an individual who, as an Employee, officer or non-Employee Director of, or Consultant to, the Company, or any Affiliate, has been granted an Award under the Plan.

(ee) “Performance-Based Award” means an Award granted to select Covered Employees pursuant to Articles 7, 8 and 9 that is subject to the terms and conditions set forth in Article 10. All Performance-Based Awards are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed by Section 162(m) of the Code.

(ff) “Performance Criteria” means the criteria or any combination of criteria, that the Committee selects for the purposes of establishing, the Performance Goal or Performance Goals for a Participant during a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization “EBITDA” or variations thereof); EBITDA per tonne of production; operating income; operating margin; pre- and after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); return on investment; return on assets or net assets; economic value added; share price performance; total shareholder return; improvement in or attainment of expense levels; cost containment or reduction; improvement in or attainment of working capital levels; budget achievement; production costs; project milestones; operating efficiency; debt; dividends; improvement in or attainment of objective corporate governance goals; contract awards; and attainment of health and safety goals (including environmental health and safety goals). The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

(gg) “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(hh) “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(ii) “Performance Share” means a right granted to a Participant to receive a payment in the form of Stock, the payment of which is contingent upon achieving certain Performance Goals established by the Committee.

(jj) “Performance Share Unit” means a right granted to a Participant to receive a payment in the form of Stock, cash, or a combination thereof, the payment of which is contingent upon achieving certain Performance Goals established by the Committee.

(kk) “Plan” means this Mercer International Inc. 2010 Stock Incentive Plan.

(ll) “Restricted Period” means the period during which Restricted Stock, Restricted Stock Rights, Performance Shares, or Performance Share Units are subject to restrictions pursuant to the provisions of the Plan or an Award Agreement.

(mm) “Restricted Stock” means Stock granted to a Participant pursuant to Article 7 that is subject to certain restrictions and to the risk of forfeiture.

(nn) “Restricted Stock Agreement” means the agreement between the Company and the recipient of Restricted Stock which contains the terms, conditions and restrictions pertaining to such Restricted Stock.

(oo) “Restricted Stock Award” means an award of Restricted Stock.

(pp) “Restricted Stock Right” means the right granted to a Participant pursuant to Article 7 to receive cash or Stock in the future, the payment of which is subject to certain restrictions and to the risk of forfeiture.

(qq) “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is 20% or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service”, a Participant’s employment relationship is treated as continuing while the Participant is on sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract).

If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a non-Employee Director, Separation from Service means that such Director has ceased to be a member of the Board.

(rr) “Specified Employee” means certain officers and highly compensated Employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any Employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(ss) “Stock” means the Common Stock of the Company.

(tt) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the excess of the Fair Market Value of one share of Stock on the date of exercise of the SAR over the grant price of the SAR as determined pursuant to Article 9 and the applicable Award Agreement.

(uu) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(vv) “Termination of Employment” means: (i) in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service”; and (ii) in the case of any other Award, “Termination of Employment” will be given its natural meaning.

(ww) “Triggering Event” means (i) the Termination of Employment of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the shares of Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in Stock pursuant to Section 5.3 of the Plan.

2.2 Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular includes the plural, and the plural includes the singular.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1  General Eligibility.  Awards may be made only to those Participants who are Employees, officers, Consultants to and non-Employee Directors of the Company on the Grant Date of the Award.

3.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

ARTICLE 4

ADMINISTRATION

4.1  Administration by the Committee.  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2  Authority of the Committee.  The Committee shall have the authority, in its sole discretion, to determine the Participants who: (i) are entitled to receive Awards under the Plan; (ii) the types of Awards; (iii) the times when Awards shall be granted; (iv) the number of Awards; (v) the purchase price or exercise price, if any; (vi) the period(s) during which such Awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to Awards; (viii) the form of each Award Agreement, which need not be the same for each Participant, (ix) the other terms and provisions of any Award (which need not be identical); and (x) the schedule for lapse of forfeiture restrictions or restrictions in exercisability of an Award and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines. The Committee shall have the authority to modify existing Awards, subject to Article 16 of this Plan. Notwithstanding the foregoing, the

Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards other than as provided in an Award Agreement or to reprice any previously granted Option.

4.3  Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine.

4.4  Decisions Binding.  The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5

STOCK SUBJECT TO THE PLAN

5.1  Number of Shares.  Subject to adjustment provided in Section 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be two million (2,000,000), plus the number of shares of Stock remaining available for grant pursuant to the Prior Plan as of the Effective Date. Notwithstanding the above, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be five hundred thousand (500,000). The shares of Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

5.2  Availability of Stock for Grant.  Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to or surrendered for such Award will again be Stock available for the grant of an Award. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

5.3  Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a Stock dividend (other than in the ordinary course) or split, recapitalization, merger, consolidation, combination, reorganization, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Moreover, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment to an Incentive Stock Option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any Option or Stock Appreciation Right that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment pursuant to this Section 5.3 shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

5.4  Annual Limitation on Number of Shares of Stock Subject to Awards.  Notwithstanding any provision in this Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant, who is a Covered Employee, during any of the Company’s fiscal years with respect to one or more Awards shall be two hundred fifty thousand (250,000) except that grants to a Participant in the fiscal year in which his or her service first commences shall not relate to more than three hundred thousand (300,000) shares of Stock.

ARTICLE 6

STOCK OPTIONS

6.1  Grant of Options.  Subject to the provisions of Article 5 and this Article 6, the Committee, at any time and from time to time, may grant Options to such Participants and in such amounts as it shall determine.

(a) Exercise Price.  No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b) Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) Evidence of Grant.  All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.

(e) No Repricing of Options.  The Committee shall not reprice any Options previously granted under the Plan.

6.2  Incentive Stock Options.  Incentive Stock Options shall be granted only to Participants who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a) Exercise Price.  Subject to Section 6.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) Exercise.  In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) Lapse of Option.  An Incentive Stock Option shall lapse in the following circumstances:

(i) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii) The Incentive Stock Option shall lapse 90 days following the effective date of the Participant’s Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii) If the Participant has a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the scheduled expiration date of the Option; or (b) 6 months after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d) Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $400,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners.  An Incentive Stock Option shall not be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company unless such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.

(f) Right to Exercise.  Except as provided in Section 6.2(c)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 7

RESTRICTED STOCK RIGHTS AND RESTRICTED STOCK

7.1  Grant of Restricted Stock Rights and Restricted Stock.  Subject to the provisions of Article 5 and this Article 7, the Committee, at any time and from time to time, may grant Restricted Stock Rights or Restricted Stock to such Participants and in such amounts as it shall determine.

7.2  Restricted Stock Rights.

(a) Voting Rights.  During the Restricted Period, Participants holding the Restricted Stock Rights granted hereunder shall have no voting rights or rights to dividends with respect to the shares of Stock subject to such Restricted Stock Rights prior to the issuance of such shares of Stock pursuant to the Plan.

(b) Form and Timing of Payment.  Payment for any vested Restricted Stock Rights Award issued pursuant to this Article 7 shall be made in one lump sum payment of shares of Stock, cash or a combination thereof, equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock. As a general rule, the shares of Stock payable under any Restrict Stock Rights Award shall be made on or before March 15 of the calendar year following the calendar year in which the Restricted Stock Rights vest in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

7.3  Grant of Restricted Stock.

(a) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote, and dividends on, Restricted Stock). These restrictions may lapse separately or in combination at such times and pursuant to such circumstances, as the Committee determines at the time of the grant of the Award or thereafter.

(b) Restricted Stock Agreement.  Each grant of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such shares of Restricted Stock shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(c) Payment for Awards.  Subject to the following sentence, Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services. To the extent that an Award consists of newly issued shares of Restricted Stock, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash, cash equivalents, Stock or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(d) Vesting.  Each Award of Restricted Stock may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting shares of Restricted Stock or thereafter, that all or part of such Restricted Stock shall become vested in the event of a Change in Control.

(e) Voting and Dividend Rights.  Subject to the terms and restrictions of any Restricted Stock Agreement, the holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.

(f) Restrictions on Transfer of Restricted Stock.  Restricted Stock shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Restricted Stock.

(g) Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Restricted Stock Award in a Restricted Stock Agreement or thereafter, upon Termination of Employment or the failure to satisfy one or more performance criteria during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited.

(h) Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 8

PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS

8.1  Grant of Performance Shares or Performance Share Units.  Subject to the provisions of Article 5 and this Article 8, Performance Shares or Performance Share Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Share Units granted to each Participant.

8.2  Value of Performance Shares or Performance Share Units.  Each Performance Share and each Performance Share Unit shall have a value determined by the Committee at the time of grant. The Committee shall set goals (including Performance Goals) for a particular period (including a Performance Period) in its discretion which, depending on the extent to which the goals are met, will determine the ultimate value of the Performance Share or Performance Share Units to the Participant.

8.3  Form and Timing of Payment.  Payment for vested Performance Shares shall be made in Stock. Payments for vested Performance Share Units shall be made in cash, Stock or a combination thereof as determined by the Committee. All payments for Performance Shares and Performance Share Units shall be made in a lump sum. As a general rule, payment for Performance Shares or Performance Share Units shall be made on or before March 15 of the calendar year following the calendar year in which the right to the payment of the Performance Shares or Performance Share Units arises in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1  Grant of Stock Appreciation Rights.  Subject to the provisions of Article 5 and this Article 9, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options.

9.2  Exercisability of SARs.  SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than ten (10) years from the Grant Date.

9.3  Exercise of SARs.  Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the difference, if any, of the Fair Market Value of a share of Stock on the date of exercise over the price of the SAR fixed by the Committee at the Grant Date, which shall not be less than the Fair Market Value of a share of Stock at the Grant Date, by (b) the number of shares of Stock with respect to which the SAR is exercised.

9.4  Form and Timing of Payment.  Payment for SARs shall be made in Stock and shall be payable at the time specified in the Award Agreement for such SARs.

ARTICLE 10

PERFORMANCE-BASED AWARDS

10.1  Grant of Performance-Based Awards.  Options granted to Covered Employees pursuant to Article 6 and SARs granted to Covered Employees pursuant to Article 9 should, by their terms, qualify for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. The Committee, in the exercise of its complete discretion, also may choose to qualify some or all of the Restricted Stock Rights or Restricted Stock Awards granted to Covered Employees pursuant to Article 7 and/or some or all of the Performance Shares or Performance Share Units granted to Covered Employees pursuant to Article 8 for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance-Based Award to the Covered Employee and the provisions of this Article 10 shall control over any contrary provision contained in Articles 7, 8 or 9. If the Committee concludes that a particular Award to a Covered Employee should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code and the provisions of this Article 10 shall not apply.

10.2  Applicability.  This Article 10 shall apply only to Awards to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

10.3  Committee Discretion with Respect to Performance-Based Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company, an Affiliate, or any division or business unit thereof or the Participant or any group of Participants.

10.4  Establishment of Performance Goals.  The Performance Goals for any Performance-Based Award granted pursuant to this Article 10 shall be established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (a) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (b) in no event will the Committee establish the Performance Goals for any Performance-Based Award after twenty-five percent (25%) of the Performance Period for such Award has elapsed.

10.5  Performance Evaluation; Adjustment of Goals.  At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period: (i) judgments entered or settlements reached in litigation; (ii) the write down of assets; (iii) the impact of any reorganization or restructuring; (iv) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year; (vi) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (vii) foreign exchange gains and losses.

The inclusion or exclusion of the foregoing items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

10.6  Adjustment of Performance-Based Awards.  The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

10.7  Payment of Performance-Based Awards.  Unless otherwise provided in the relevant Award Agreement, a Participant must be an Employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such Performance Period are achieved.

10.8  Certification by Committee.  Notwithstanding any provisions to the contrary, the payment of a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied.

10.9  Maximum Award Payable.  In accordance with Section 5.4, the maximum Performance-Based Award payable to any one participant for a Performance Period shall not exceed the limitation set forth in such section.

ARTICLE 11

AUTOMATIC RESTRICTED STOCK AWARD FOR NON-EMPLOYEE DIRECTORS

11.1  General.  Subject to the provisions of Article 5 and this Article 11, the Committee shall grant to each individual who, on or after the Effective Date, first becomes a non-Employee Director, a Restricted Stock Award for 5,000 shares of Restricted Stock.

11.2  Annual Restricted Stock Awards.  Within five (5) business days following the conclusion of each Annual Meeting, commencing with the Annual Meeting approving the Plan, each non-Employee Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board thereafter shall receive a Restricted Stock Award of 8,000 shares of Restricted Stock or 16,000 shares of Restricted Stock for a non-Employee Director serving as Lead Director (subject to adjustment under Section 5.3), provided that such non-Employee Director has served on the Board for at least six months.

11.3  Issuance and Restrictions.  The Restricted Stock granted pursuant to this Article 11 shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times and pursuant to such circumstances, as the Committee determines at the time of the grant.

11.4  Lapse of Restrictions.  Except as otherwise determined by the Committee, the restrictions on the Restricted Stock Awards granted under this Article 11 shall lapse on the first anniversary of the Grant Date. Notwithstanding the foregoing and Article 12, all shares of Restricted Stock granted under this Section 11.2 shall immediately vest upon a Change in Control.

11.5  Termination of Service.  If a non-Employee Director ceases to be a director of the Company for any reason, the number of shares of Stock subject to any Restricted Stock Award granted under this Article 11, the restrictions on which have not lapsed, shall expire on the date the non-Employee Director ceases to be a director of the Company and shall be returned to the Company without any consideration.

11.6  Certificates for Restricted Stock.  Restricted Stock granted pursuant to this Article 11 may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the non-Employee Director, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 12

CHANGE IN CONTROL

12.1  Effect of Change in Control.  Other than as otherwise expressly provided in an Award Agreement (in which case the terms of such Award Agreement will govern) and Article 11, notwithstanding any other term or provision of this Plan, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control, then, effective immediately prior to such Triggering Event, (i) each outstanding Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each share of Restricted Stock or Restricted Stock Right shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse, and (iii) each outstanding Performance Share or Performance Share Unit shall become immediately payable.

12.2  Board Discretion.  Except as otherwise provided in an Award Agreement, in this Plan or a Participant’s employment or other agreement with the Company or an Affiliate, the Board has the sole and absolute discretion to fully or partially vest and make exercisable any outstanding Award upon the closing of a transaction that results in a Change in Control.

ARTICLE 13

NON-TRANSFERABILITY

13.1  General.  Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of any Restricted Period or Performance Period as determined by the Committee.

13.2  Beneficiary Designation.  Notwithstanding Section 13.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

13.3  Stock Certificates.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 14

FORFEITURE

14.1  Forfeiture Events.  The Committee will specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, Termination of Employment for Cause, violation of material Company policies, fraud, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

14.2  Termination Events.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for Cause, the Committee may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. The Committee shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause, the Committee may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Committee of whether an act has been committed which could constitute the basis for the Termination of Employment for “Cause” as provided in this Section 14.2.

ARTICLE 15

SUBSTITUTION OF AWARDS

15.1  Substitution of Awards.  Any Award may be granted under this Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an Employee as the result of a merger, consolidation or reorganization of the corporation with the Company, or the acquisition by the Company of the assets of the corporation, or the acquisition by the Company of stock of the corporation as the result of which such corporation becomes an Affiliate or a subsidiary of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. However, in the event that the Award for which a substitute Award is being granted is an Incentive Stock Option, no variation shall adversely affect the status of any substitute Award as an Incentive Stock Option under the Code. In addition, in the event that the award for which a substitute Award is being granted is a Non-Qualified Stock Option or a Stock Appreciation Right that otherwise satisfies the requirements of the “stock rights exception” to Section 409A of the Code, no variation shall adversely affect the status of any substitute Award under the stock rights exception to Section 409A of the Code.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

16.1  Amendment, Modification and Termination.  The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation, any stock exchange rule for any exchange on which shares of Stock are listed or Section 16.2. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee the authority to approve non-substantive amendments to the Plan. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the holder thereof (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

16.2  Shareholder Approval Requirements.  Except as provided in Section 5.3, neither the Board nor the Committee may, without the approval of the shareholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (b) increase the number of shares of Stock available under the Plan (other than any adjustment as provided in Section 5.3); (c) grant Options with an exercise price that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs; or (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR.

ARTICLE 17

TAX WITHHOLDING

17.1  Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

17.2  Form of Payment.  To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (a) using already owned shares of Stock that have been held by the Participant for at least six (6) months; (b) a broker-assisted “cashless” transaction; (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award to satisfy the required minimum statutory withholding amount; or (d) personal check or other cash equivalent acceptable to the Company.

ARTICLE 18

INDEMNIFICATION

18.1  Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

ARTICLE 19

GENERAL PROVISIONS

19.1  No Right to Continued Employment/No Additional Rights/Participants.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue employment or a contractual relationship with the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason at any time. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

19.2  No Rights to Awards.  No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, Employees, and other persons uniformly.

19.3  Funding.  The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company. The Plan is not intended to be subject to ERISA.

19.4  Requirements of Law.  The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Committee may impose such restrictions and/or conditions on any shares of Stock as it may deem advisable. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

19.5  Governing Law.  The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Washington.

19.6  No Shareholders Rights.  No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

19.7  Adoption of Other Plans.  The adoption of the Plan shall not preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for Employees, officers, non-Employee Directors and Consultants of the Company or any Affiliate.

19.8  Titles and Headings.  The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

19.9  Successors and Assigns.  The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

19.10  Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.11  Survival of Provisions.  The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any agreement and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock if required by Section 13.3, shall remain in full force and effect.

ARTICLE 20

EXECUTION

20.1  To record the adoption of the Plan by the Board on April 14, 2010, the Company has caused its authorized officer and/or director to execute the same.

MERCER INTERNATIONAL INC.

By:	/s/ Eric Lauritzen
Name:     Eric Lauritzen

Title:	Director and Chairman, Compensation
and Human Resources Committee

PROXY
MERCER INTERNATIONAL INC.
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada V6B 4N8
THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF MERCER INTERNATIONAL INC.
      The undersigned hereby appoints Jimmy S.H. Lee, or failing him David M. Gandossi, as proxy, with the power of substitution, to represent and to vote as designated below all the common shares of Mercer International Inc. held of record by the undersigned on April 13, 2010 at the Annual General Meeting of Share holders to be held on June 1, 2010, or any adjournment, postponement or rescheduling thereof.
(Continued on reverse side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲  FOLD AND DETACH HERE  ▲

You can now access your Mercer International Inc. account online.
Access your Mercer International Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Mercer International Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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Please mark your votes as indicated in this example	☒

	FOR the nominees	WITHHOLD
	listed below (except	AUTHORITY to vote
	as marked to the	for the nominees
	contrary below)	listed below	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Election of Directors	☐	☐	☐	2.	Ratification of the Selection of PricewaterhouseCoopers LLP as Independent Auditors	☐	☐	☐
Nominees:
01 Jimmy S.H. Lee
02 Kenneth A. Shields
03 William D. McCartney
04 Guy W. Adams
05 Eric Lauritzen
06 Graeme A. Witts
07 George Malpass

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

						FOR	AGAINST	ABSTAIN

				3.	Approval of the 2010 Stock Incentive Plan	☐	☐	☐

				4.	In his discretion, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the director nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3 and such other business as may properly come before the meeting.

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
Please sign exactly as name appears on your share certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
▲  FOLD AND DETACH HERE  ▲

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting day.

Mercer International Inc.

You can view the 2009 Annual Report, including the Annual Report on Form 10-K, and the Proxy Statement at: www.mercerint.com

INTERNET
http://www.proxyvoting.com/merc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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